EXHIBIT 2.2
                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

         ---------------------------------
         In re:                           )
                                          )        Chapter 11
         MPOWER HOLDING CORPORATION,      )
                                          )        Case No.  02-11046 (PJW)
                                          )
                         Debtor.          )        Jointly Administered
                                          )
         ---------------------------------
         In re:                           )
                                          )
         MPOWER COMMUNICATIONS            )
         CORP.,                           )
                                          )
                         Debtor.          )
                                          )
         ---------------------------------


               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



                                         Douglas P. Bartner
                                         Jonathan F. Linker
                                         Jennifer R. Boyle
                                         SHEARMAN & STERLING
                                         599 Lexington Avenue
                                         New York, New York  10022
                                         (212) 848-4000

                                                           and

                                         Pauline K. Morgan (No. 3650)
                                         YOUNG CONAWAY STARGATT & TAYLOR, LLP
                                         The Brandywine Building Center
                                         1000 West Street, 17th Floor
                                         Wilmington, Delaware  19899-0391
                                         (302) 571-6600

                                         ATTORNEYS FOR DEBTORS AND
                                         DEBTORS IN POSSESSION


                                         Dated  May 20, 2002



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                                TABLE OF CONTENTS
                                                                            Page


                                    ARTICLE I

         DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

Section 1.1. Introduction......................................................1
Section 1.2. Defined Terms.....................................................1
Section 1.3. Rules of Interpretation and Computation of Time...................9

                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1. Administrative Claims.............................................9
Section 2.2. Priority Tax Claims...............................................9

                                   ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Section 3.1. Classification...................................................10
Section 3.2. Claims Against and Equity Interests in Mpower Holding............10
Section 3.3. Claims Against and Equity Interests in MCC.......................10
Section 3.4. Acceptances and Rejections.......................................11
Section 3.5. Treatment of Claims Against and Equity Interests in Mpower
             Holding..........................................................11
Section 3.6. Treatment of Claims Against and Equity Interests in MCC..........14

                                   ARTICLE IV

                                    CRAMDOWN


                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.1.  Continued Corporate Existence and Vesting of Assets in Reorganized
              Mpower Holding and MCC..........................................17
Section 5.2.  Cancellation of Notes, Instruments, Common Stock and Stock
              Options.........................................................17
Section 5.3.  Issuance of New Securities; Execution of Related Documents......17
Section 5.4.  Release of Liens and Perfection of Liens........................18
Section 5.5.  Corporate Governance, Directors and Officers, and Corporate
              Action..........................................................18
Section 5.6.  Sources of Cash for Plan Distribution...........................19
Section 5.7.  Issuance of New Common Stock....................................19
Section 5.8.  Listing of Reorganized Mpower Holding Common Stock; Registration
              of Securities...................................................19
Section 5.9.  Escrows.........................................................20
Section 5.10. New Key Employee Option Plan....................................20
Section 5.11. Partial Sale of Assets or Sale of All or Substantially All
              Assets..........................................................20

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                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1.  Assumption of Executory Contracts and Unexpired Leases..........20
Section 6.2.  Claims Based on Rejection of Executory Contracts or Unexpired
              Leases..........................................................21
Section 6.3.  Cure of Defaults for Assumed Executory Contracts and Unexpired
              Leases..........................................................21
Section 6.4.  Indemnification of Directors, Officers and Employees............21
Section 6.5.  Compensation and Benefit Programs...............................21

                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1.  Distribution for Claims and Equity Interests Allowed as of the
              Effective Date..................................................21
Section 7.2. Distribution by the Reorganized Debtors; Distributions with Respect to the Mpower Holding Notes; Cancellation of Mpower Holding 2010 Note Indenture; Payment of Indenture Trustee Fees
              and Expenses....................................................22
Section 7.3.  Delivery and Distributions and Undeliverable or Unclaimed
              Distributions...................................................23
Section 7.4.  Distribution Record Date........................................23
Section 7.5.  Timing and Calculation of Amounts to Be Distributed.............24
Section 7.6.  Setoffs and Recoupments.........................................24
Section 7.7.  Surrender of Canceled Instruments or Securities.................24
Section 7.8.  Lost, Stolen, Mutilated or Destroyed Debt Securities............25
Section 7.9.  Fractional Shares...............................................25
Section 7.10. Rounding and De Minimis Amounts.................................25
Section 7.11. Manner of Payment under Plan of Reorganization..................25

                                  ARTICLE VIII

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.1.  Characterization of Disputed Claims.............................25
Section 8.2.  Prosecution of Objections to Claims and Equity Interests........26
Section 8.3.  Estimation of Claims............................................26
Section 8.4.  Payments and Distributions on Disputed Claims or Disputed Equity
              Interests.......................................................26

                                   ARTICLE IX

        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 9.1.  Conditions Precedent to Confirmation............................27
Section 9.2.  Conditions Precedent to Consummation............................27
Section 9.3.  Waiver of Conditions............................................27
Section 9.4.  Effect of Non-Occurrence of Conditions to Consummation..........27

                                    ARTICLE X

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.1. Releases........................................................27
Section 10.2. Avoidance and Recovery Actions..................................29
Section 10.3. Exculpation.....................................................29
Section 10.4. Injunction......................................................29


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                                   ARTICLE XI

                            RETENTION OF JURISDICTION

Section 11.1. Retention of Jurisdiction.......................................30

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1.  Dissolution of Committees......................................31
Section 12.2.  Payment of Statutory Fees......................................31
Section 12.3.  Ad Hoc Committee Fees..........................................31
Section 12.4.  Discharge of Debtors...........................................31
Section 12.5.  Modification of Plan...........................................32
Section 12.6.  Revocation or Withdrawal of Plan...............................32
Section 12.7.  Successors and Assigns.........................................32
Section 12.8.  Reservation of Rights..........................................32
Section 12.9.  Section 1145 Exemption.........................................32
Section 12.10. Headings.......................................................32
Section 12.11. Governing Law..................................................32
Section 12.12. Severability...................................................32
Section 12.13. Implementation.................................................32
Section 12.14. Inconsistency..................................................33
Section 12.15. Further Assurances.............................................33
Section 12.16. Service of Documents...........................................33
Section 12.17. Jurisdiction over Reorganized Mpower Holding and Reorganized
               MCC............................................................33
Section 12.18. Exemption from Certain Transfer Taxes..........................33
Section 12.19. Compromise of Controversies....................................34
Section 12.20. No Admissions..................................................34
Section 12.21. Filing of Additional Documents.................................34

EXHIBITS

Exhibit A - Amended Certificates of Incorporation and Amended By-Laws of
            Reorganized Debtors
Exhibit B - List of Directors of Reorganized Mpower Holding's Board of Directors Exhibit C - Key Employee Option Plan for Reorganized Mpower Holding
Exhibit D - Form of Registration Rights Agreement

               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   ARTICLE I

         DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

Section 1.1.  Introduction

     Mpower Holding Corporation ("Mpower Holding") and Mpower Communications Corp. ("MCC"), debtors and Debtors-In-Possession in the above-captioned cases (together, the "Debtors"), hereby respectfully propose the following First Amended Joint Plan of Reorganization (as amended from time to time, and including all addenda, exhibits, schedules and other attachments hereto, as any of the same may be amended from time to time, all of which are incorporated by reference), in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law. Reference is made to the Disclosure Statement (defined herein) distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, risk factors, a summary and analysis of the Plan and certain related matters, including, among other things, securities to be issued under the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

Section 1.2.  Defined Terms

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

     "2004 Note Claims" means all Claims arising from or related to the 2004 Notes or any guaranty issued in connection therewith.

     "2004 Notes" means the Debtors' 13% Senior Secured Notes due 2004 governed by the 2004 Notes Indenture.

     "2004 Notes Indenture" means the Indenture dated as of September 29, 1997, among Mpower Holding, MCC, and HSBC Bank USA (formerly known as Marine Midland
Bank), as Trustee, relating to the 2004 Notes, as amended from time to time.

     "2010 Noteholders" means Holders of Mpower Holding 2010 Notes.

     "Ad Hoc Committee" means the Mpower Holding ad hoc committee of Mpower Holding 2010 Notes organized prior to the commencement of the Chapter 11 Cases comprised of Holders of Mpower Holding 2010 Notes who have signed the Noteholder Voting Agreement.

     "Adjustment" means (a) in the case of the Mpower Holding Class 5 Distribution, the reduction, if any, in the distribution to Holders of Mpower Holding Class 5 Claims to the extent that Mpower Holding acquires any Mpower Holding 2010 Notes in the open market prior to the Effective Date and Mpower Holding Class 6 accepts the Plan, by the percentage of Notes acquired by such open market acquisitions, and (b) in the case of Mpower Holding Classes 6 and 7, the increase, if any, in the distribution to Holders of Mpower Holding Class 6 and Class 7 Claims to the extent that Mpower Holding acquires any Mpower Holding 2010 Notes in the open market prior to the Effective Date and Mpower Holdings Class 6 accepts the Plan, by the percentage of Notes acquired by such open market acquisitions.

     "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b)(1) or 507(b) of the Bankruptcy Code, including for: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for services and reimbursement of expenses under section 330(a) or 331 of the Bankruptcy Code; (c) any indebtedness or obligations; and (d) all fees and charges assessed against the Estates under 28 U.S.C. ss.ss. 1911-1930.

     "Affiliate" means an affiliate as such term is defined in Section 101(2) of the Bankruptcy Code.

     "Allowed" means, any Claim or Equity Interest or portion thereof against any Debtor, (a) proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed (whether in whole or in part) by a Final Order, (b) which, if no proof of claim was so filed, has been listed by a Debtor in its Schedules as liquidated in an amount and not disputed or contingent as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (c) which Claim arises from the recovery of property under sections 550 or 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which Claim or Equity Interest is allowed under the Plan or (e) which Claim or Equity Interest is allowed by a Final Order.

     "Allowed Claim" means a Claim that has been Allowed.

     "Amended By-Laws" means the By-Laws of Reorganized Mpower Holding which shall in form and substance be approved by the Debtors and the Ad Hoc Committee and with respect to any material provisions affecting the Mpower Holding Preferred Stockholder Group, a Mpower Holding Preferred Stockholder Group Majority, and which such approval shall not be unreasonably withheld, that shall become effective on or before the Effective Date, attached hereto as Exhibit A.

     "Amended Certificates of Incorporation" means the Amended Mpower Holding Certificate of Incorporation and the Amended MCC Certificate of Incorporation, attached hereto as Exhibit A.

     "Amended MCC Certificate of Incorporation" means the Certificate of Incorporation of Reorganized MCC, as described in Article V of the Plan, which shall be filed on or before the Effective Date and which shall in form and substance be approved by the Debtors.

     "Amended Mpower Holding Certificate of Incorporation" means the Certificate of Incorporation of Reorganized Mpower Holding, as described in Article V of the Plan, which shall be filed on or before the Effective Date and which shall in form and substance be approved by the Debtors and, the Ad Hoc Committee and with respect to any material provisions affecting the Mpower Holding Preferred Stockholder Group, a Mpower Holding Preferred Stockholder Group Majority.

     "Avoidance Actions" means the Causes of Action of the Debtors or their Estates arising under chapter 5 of the Bankruptcy Code.

     "Ballot" means the ballot for voting to accept or reject the Plan distributed by the Debtors, to each Holder of a Claim or Equity Interest entitled to vote on the Plan.

     "Ballot Date" means the date stated in the Voting Instructions by which all Ballots must be received.

     "Bankruptcy Code" means title 11 of the United States Code, section 101 et seq., as in effect on the Petition Date, and as such title has been or may be, amended after the Petition Date, to the extent that any such amendment is applicable to the Chapter 11 Cases.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases or any proceeding within, or appeal of an order entered in, the Chapter 11 Cases.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and the Official Bankruptcy Forms or local rules of the Bankruptcy Court, each as in effect on the Petition Date and as each has been, or may be, amended after the Petition Date, to the extent that any such amendment is applicable to the Chapter 11 Cases.

     "Bar Date" means the date by which proofs of claim must be filed in the Chapter 11 Case for MCC.

     "Business Day" means any day, other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

     "By-Laws" means the Mpower Holding By-Laws and the MCC By-Laws.

     "Cash" means legal tender of the United States of America or equivalents thereto.

     "Causes of Action" means all actions, causes of action, Avoidance Actions, suits, debts, dues, sums of money, accounts, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances or trespasses of, or belonging to, the Estates, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

     "Certificate of Incorporation" means a certificate of incorporation.

     "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

     "Claim" means a claim as defined in section 101(5) of the Bankruptcy Code against any of the Debtors whether or not asserted.

     "Class" means a class of Claims or Equity Interests as set forth in Article III of the Plan.

     "Committee" means any statutory official committee appointed in the Chapter 11 Cases.

     "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

     "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code in form and substance reasonably satisfactory to the Debtors.

     "D&O Releasees" means all current and former directors, officers, employees, agents, members, shareholders, representatives, advisors, and professionals, including but not limited to, attorneys, financial advisors, accountants and investment bankers of the Debtors and their Affiliates who served in such capacity on or prior to the Effective Date, in each case in their capacity as such.

     "Debtors" has the meaning set forth in Article I hereof.

     "Debtors-In-Possession" means the Debtors as debtors-in-possession pursuant to Sections 1101, 1107 and 1108 of the Bankruptcy Code.

     "Delaware General Corporation Law" means title 8 of the Delaware Code, as now in effect or hereafter amended.

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     "Disbursing Agent" means any Entity in its capacity as Disbursing Agent under Section 7.2 of the Plan.

     "Disclosure Statement" means that certain disclosure document, dated April 8, 2002, as amended, supplemented, or modified from time to time, relating to the Plan, including, without limitation, any exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law.

         "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been settled, waived, withdrawn or determined by a Final Order; or (c) during the period prior to the deadline fixed by the Plan or the Bankruptcy Court for objecting to such Claim or Equity Interest, such Claim or Equity Interest exceeds the amount listed on the Schedules other than as unliquidated, disputed or contingent.

     "Distribution" means any distribution of Cash or other property under the Plan, including such distributions made in accordance with the Plan.

     "Distribution Record Date" means the Confirmation Date.

     "Dollar" means U.S. dollar.

     "Effective Date" means the first Business Day on which all conditions specified in Article IX of the Plan have been satisfied or waived.

     "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

     "Equity Interest" means an Mpower Holding Preferred Stock Interest, an Mpower Holding Common Stock Interest or an MCC Common Stock Interest.

     "Estates" means the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter (a) which has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (ii) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending, or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been Filed and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought or (ii) the time to appeal further or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending.

     "Fir Tree" means Fir Tree Master Recovery Fund L.P., Fir Tree Value Fund L.P., Firtree Institutional Value Fund L.P. and Firtree Value Partners, LDC.

     "General Unsecured Claim" means any Claim against any of the Debtors that arose or accrued before the Petition Date and is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Mpower Holding 2004 Note Claim or a Mpower Holding 2010 Note Claim, but including, without limitation, (i) Claims arising from the rejection of an unexpired leased or executory contract pursuant to Article VI of the Plan or otherwise and (ii) the fees and expenses of the Indenture Trustee, incurred in its capacity as such prior to the Petition

Date, under the Mpower Holding 2010 Notes Indenture and the 2004 Notes Indenture, including the fees and expenses of its counsel.

     "Holder" means the beneficial holder of any Claim or Equity Interest.

     "Indenture Trustee" means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to the 2004 Notes and the Mpower Holding 2010 Notes) whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

     "Indenture Trustee Claim" means the fees and expenses of HSBC Bank USA, as Indenture Trustee, under the Mpower Holding 2010 Notes Indenture and the 2004 Notes Indenture, or any other successor Indenture Trustee(s), incurred in its capacity as such, including the fees and expenses of its counsel from and after the Petition Date.

     "Lease Corp." means MGC Lease Corporation, a Nevada corporation.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any contract agreement, arrangement, commitment or undertaking on or prior to the Effective Date.

     "Lien" means a lien as defined in section 101(37) of the Bankruptcy Code against property of any of the Debtors.

     "Master Ballots" means the master ballots accompanying the Disclosure Statement upon which Nominees indicate the acceptance or rejection of the Plan in accordance with the Voting Instructions.

     "MCC" means Mpower Communications Corp., a Nevada corporation.

     "MCC Benefits Payments" means the payment of amounts that may become due under MCC's retention and severance program for employee-participants from and after the date that the Benefits Trust was established.

     "MCC Benefits Trust" means the trust organized under the laws of the State of New York pursuant to the Employee Benefit Trust Agreement.

     "MCC Certificate of Incorporation" means the amended and restated Certificate of Incorporation of MCC on file with the Secretary of State of the State of Nevada as of the Petition Date.

     "MCC Common Stock" means the authorized common stock of MCC.

     "MCC Common Stock Interest" means any equity interest of MCC including, but not limited to, all issued, unissued, authorized or outstanding shares or stock of the MCC Common Stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     "MCC Employee Benefit Trust Agreement" means the trust agreement dated October 23, 2001 between MCC and HSBC Bank USA, a bank organized under the laws of the State of New York.

     "Mpower Holding" means Mpower Holding Corporation, a Delaware corporation.

     "Mpower Holding Certificate of Incorporation" means the amended and restated Certificate of Incorporation of Mpower Holding on file with the Secretary of State of the State of Delaware as of the Petition Date.

     "Mpower Holding Certificates of Elimination" means the certificates to be filed by Reorganized Mpower Holding with the Secretary of State of the State of Delaware to cancel the certificates of designation relating to Mpower Holding Issued Preferred Stock.

     "Mpower Holding Class 5 Distribution" means 55,250,000 shares of Reorganized Mpower Holding Common Stock.

     "Mpower Holding Class 6 Distribution" means 8,775,000 shares of Reorganized Mpower Holding Common Stock.

     "Mpower Holding Class 6 and 7 Distributions" means 9,750,000 shares of Reorganized Mpower Holding Common Stock.

     "Mpower Holding Class 7 Distribution" means 925,000 shares of Reorganized Mpower Holding Common Stock.

     "Mpower Holding Common Stock" means the authorized common stock of Mpower Holding.

     "Mpower Holding Common Stock Class Action Claims" means any Claim arising from rescission of a purchase or sale of Mpower Holding Common Stock, for damages arising from the purchase or sale of Mpower Holding Common Stock, or for reimbursement, indemnity or contribution allowed under Section 502 of the Bankruptcy Code on account of any such Claim.

     "Mpower Holding Common Stock Interest" means any equity interest of Mpower Holding including, but not limited to, all issued, unissued, authorized or outstanding shares or stock of the Mpower Holding Common Stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     "Mpower Holding Issued Preferred Stock" means the authorized Series C and Series D preferred stock of, Mpower Holding.

     "Mpower Holding Preferred Stock" means, collectively, Mpower Holding Issued Preferred Stock and Mpower Holding Series E Preferred Stock.

     "Mpower Holding Preferred Stock Interest" means any equity interest in Mpower Holding evidenced by the Mpower Holding Issued Preferred Stock.

     "Mpower Holding Preferred Stockholder Group" means Preferred Stockholders who are party to the Voting Agreement, dated March 18, 2002, holding approximately 75% of the total issued and outstanding shares of Mpower Holding Issued Preferred Stock.

     "Mpower Holding Preferred Stockholder Group Majority" means a majority of the Mpower Holding Preferred Stockholder Group, based on a number of shares of Mpower Holding Issued Preferred Stock held.

     "Mpower Holding Preferred Stockholders" means Holders of the Mpower Holding Issued Preferred Stock.

     "Mpower Holding Series E Preferred Stock" means the authorized Series E preferred stock of Mpower Holding.

     "Mpower Holding 2010 Note Claims" means all Claims arising from or related to the Mpower Holding 2010 Notes.

     "Mpower Holding 2010 Notes" means Mpower Holding's 13% Senior Notes due 2010 governed by the 2010 Notes Indenture.

     "Mpower Holding 2010 Notes Indenture" means the Indenture, dated as of March 24, 2000, between Mpower Holding and HSBC Bank USA, as trustee, relating to the Mpower Holding 2010 Notes, as amended from time to time.

     "Mpower Holding 2010 Notes Indenture Trustee" means the trustee under the Mpower Holding 2010 Notes Indenture.

     "Nevada General Corporation Law" means title 7 of the Nevada Revised Statutes, as now in effect or hereafter amended.

     "New Key Employee Option Plan" shall mean Mpower Holding's Option Plan entered into on the Effective Date, a form of which is attached as Exhibit C hereto.

     "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan or other nominee or registered owner for a beneficial Holder of Mpower Holding 2010 Notes.

     "Noteholder Voting Agreement" means the voting agreement, dated February 22, 2002, between Mpower Holding and certain of the Holders of the Mpower Holding 2010 Notes.

     "Old Option Plan" means Mpower Holding's Option Plan entered into in effect on the Petition Date.

     "Other Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

     "Other Secured Claims" means all Secured Claims against Mpower Holding or MCC, as the case may be, other than the MCC 2004 Note Claims held by any Person or Entity.

     "Person" means a person as defined in section 101(41) of the Bankruptcy
Code.

     "Petition Date" means April 8, 2002.

     "Plan" has the meaning specified in the Introduction to this Article I.

     "Plan Documents" means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

     "Preferred Stock Ratable Portion" means (a) with reference to any Distribution on account of any Allowed Claim in respect of the Series C Preferred Stock Interests in Mpower Holding Class C, a Distribution equal in amount to (i) the ratio that the amount of the Series C Liquidation Preference bears to the aggregate amount of (x) the Series C Liquidation Preference and (y) the Series D Liquidation Preference, multiplied by (ii) the Mpower Holding Class 6 Distribution, and (iii) divided by the total outstanding shares of Series C Preferred Stock; and (b) with reference to any Distribution on account of any Allowed Claim in respect of the Series D Preferred Stock Interests in Mpower Holding Class 6, a Distribution equal in amount to (i) the ratio that the amount of the Series D Liquidation Preference bears to the aggregate amount of (x) the Series C Liquidation Preference and (y) the Series D Liquidation Preference, multiplied by (ii) the Mpower Holding Class 6 Distribution, and (iii) divided by the total outstanding shares of Series D Preferred Stock.

     "Preferred Stockholder Voting Agreement" means the voting agreement, dated March 18, 2002, between Mpower Holding and the Mpower Holding Preferred Stockholder Group.

     "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     "Professional Fees" means all compensation and reimbursement of expenses Allowed to Professionals pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code.

     "Professionals" means a Person or Entity employed pursuant to a Final Order in accordance with section 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code and the attorneys, financial advisors and other professionals retained by the Committee in the event that their fees and expenses are subject to approval of the Bankruptcy Court.

     "Ratable Portion" means, with reference to any Distribution on account of any Allowed Claim or Equity Interest in any Class, except for Mpower Holding Class 6, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or number of shares evidencing such Equity Interest, as applicable, bears to the aggregate amount of Allowed Claims or aggregate number of outstanding shares of Allowed Equity Interests, as applicable, in such Class.

     "Registration Rights Agreement" means an agreement substantially in the form of the Registration Rights Agreement attached as Exhibit D to the Plan.

     "Released Liabilities" means all Liabilities, except those Liabilities based on fraud or willful misconduct, directly, indirectly or derivatively arising from or related to (a) the Chapter 11 Cases, (b) the Debtors, their Subsidiaries or their respective operations, (c) the Plan or any act taken pursuant thereto, (d) the issuance, offering or sale of any interest in any security of the Debtors (or any of their Subsidiaries), (e) security, (f) the due diligence undertaken in connection with the issuance, offering and sale of any interest in such security, (g) such Holder's acquisition, ownership or disposition of any interest in any such security, (h) any act or omission related to service with or for or on behalf of the Debtors (or any of their Subsidiaries) in connection with the assets of businesses of the Debtors (or any of their Subsidiaries) or (i) the negotiation, preparation or formulation of the Plan, or any document which was or is to be executed or filed with the Bankruptcy Court in connection herewith, including, but not limited to, the Disclosure Statement.

     "Reorganized Debtors" means, together, Mpower Holding and MCC and any successors thereto, by merger, consolidation or otherwise, on or after the Effective Date.

     "Reorganized MCC" means MCC, as reorganized on and after the Effective
Date.

     "Reorganized MCC Common Stock" means the common stock of Reorganized MCC.

     "Reorganized Mpower Holding" means Mpower Holding, as reorganized on and after the Effective Date.

     "Reorganized Mpower Holding Common Stock" means the common stock of Reorganized Mpower Holding, par value $0.001 per share, authorized pursuant to the Reorganized Mpower Holding Certificate of Incorporation.

     "Schedules" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs of one or more of the Debtors Filed pursuant to section 521 of the Bankruptcy Code, and in accordance with the Official Bankruptcy Forms and the Bankruptcy Rules, as each has been, or may be, amended and supplemented from time to time.

     "Secured Claim" means, with respect to any Debtor, a Claim that is secured by a Lien on, or security interest in, property of any such Debtors, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the creditor's interest in such Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Series C Liquidation Preference" means $34.71 per share of Series C Preferred Stock.

     "Series D Liquidation Preference" means $54.35 per share of Series D Preferred Stock.

     "Unimpaired Claim" means a Claim that is not impaired within the meaning of
Section 1124 of the Bankruptcy Code.

     "Voting Instructions" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

     "Voting Agreements" means the Noteholder Voting Agreement and the Preferred Stockholder Voting Agreement.

Section 1.3. Rules of Interpretation and Computation of Time

     (a) For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (viii) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

     (b) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1.  Administrative Claims

     (a) Unless otherwise provided for herein, each Holder of an Administrative Claim (including, without limitation all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 329, 330, 331, 503(b)(1), 503(b)(4) or 1103 of the Bankruptcy Code) shall be paid 100% of the unpaid Allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date such Administrative Claim becomes Allowed; provided, however, than an Administrative Claim representing obligations incurred in the ordinary course of business consistent with past practices shall be paid in full or performed by the Debtors or Reorganized Debtors, as the case may be, in accordance with its terms and conditions, in the ordinary course of business consistent with past practices; provided, further, however, than an Allowed Administrative Claim may be paid on such other terms and conditions as are agreed to between the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Allowed Administrative Claim.

     (b) All final applications for Professional Fees for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than thirty (30) days after the Effective Date.

Section 2.2.  Priority Tax Claims

         Each Allowed Priority Tax Claim shall be paid by the Debtors in full, in Cash upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (c) the date such an Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Cases had not been commenced, or (d) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors; provided, however, that (i) each Debtor may, at its option, in lieu of payment in full of an Allowed Priority Tax Claim on the Effective Date, make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtors and the applicable governmental unit or as determined by the Bankruptcy Court; and (ii) in the event an Allowed Priority Tax Claim may also be classified as an Allowed Mpower Holding Secured Claim or an Allowed MCC Other Secured Claim, as the case may be, such Debtor may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Mpower Holding Secured Claim or an Allowed MCC Other Secured Claim, as the case may be.

                                  ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Section 3.1.  Classification

     The categories of Claims and Equity Interests listed in this Article III classify Claims and Equity Interests for all purposes, including voting, confirmation and Distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code unless the Holder of a Claim agrees to be classified otherwise or is re-classified by Final Order of the Bankruptcy Court. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

     Claims (except for Administrative Claims, Priority Claims and Priority Tax Claims, which are not required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code) and Equity Interests are classified as set forth below in this Article III.

Section 3.2.  Claims Against and Equity Interests in Mpower Holding

     (a) Mpower Holding Class 1--Mpower Holding Secured Claims

     (b) Mpower Holding Class 2--Mpower Holding Other Priority Claims

     (c) Mpower Holding Class 3--Mpower Holding General Unsecured Claims

     (d) Mpower Holding Class 4-- Mpower Holding 2004 Note Claims

     (e) Mpower Holding Class 5-- Mpower Holding 2010 Note Claims

     (f) Mpower Holding Class 6--Mpower Holding Preferred Stock Interests

     (g) Mpower Holding Class 7--Mpower Holding Common Stock Interests

     (h) Mpower Holding Class 8-- Mpower Holding Common Stock Class Action Suit Claims

Section 3.3.  Claims Against and Equity Interests in MCC

     (a) MCC Class 1--MCC Other Secured Claims

     (b) MCC Class 2--MCC 2004 Note Claims

     (c) MCC Class 3--MCC Other Priority Claims

     (d) MCC Class 4--MCC General Unsecured Claims

     (e) MCC Class 5--MCC Common Stock Interests

Section 3.4.  Acceptances and Rejections

     Each of Mpower Holding Classes 1, 2, 3 and 4 is unimpaired under the Plan and Holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited. Holders of Claims in Mpower Holding Class 5 and Holders of Equity Interests in Mpower Holding Classes 6 and 7 are impaired and are entitled to vote to accept or reject the Plan. Holders of Claims in Mpower Holding Class 8 are impaired by the Plan and will not receive or retain any property under the Plan. Pursuant to Section 1126(g) of the Bankruptcy Code, the Holders of Mpower Holding Class 8 are deemed to reject the Plan, and the votes of Holders in such Class will not be solicited.

     Each of MCC Classes 1, 2, 3, 4, and 5 is unimpaired under the Plan and Holders of Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited.

Section 3.5.  Treatment of Claims Against and Equity Interests in Mpower Holding

     (a) Mpower Holding Class 1--Mpower Holding Secured Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Mpower Holding Secured Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Allowed Claim and Mpower Holding agree to a different treatment, each Holder of an Allowed Mpower Holding Secured Claim shall receive one of the following alternative treatments, at the election of Mpower Holding:

               (A) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (B) Mpower Holding shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or Reorganized Mpower Holding; or

               (C) such Claim otherwise will be treated in any other manner such that Mpower Holding Class 1 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any Secured Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: Mpower Holding Class 1 is not impaired. The Holders of Allowed Mpower Holding Secured Claims against Mpower Holding are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     (b) Mpower Holding Class 2--Mpower Holding Other Priority Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Mpower Holding Other Priority Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Claim and Mpower Holding agree to a different treatment, each Holder of an Allowed Mpower Holding Other Priority Claim against Mpower Holding shall receive one of the following alternative treatments, at the election of Mpower
               Holding:

               (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding;

               (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by Reorganized Mpower Holding on the date on which such Claim becomes due and owing in the ordinary course of business and in accordance with the terms and conditions of any agreements thereto; or

               (C) such Claim otherwise will be treated in any manner such that Mpower Holding Class 2 Claim shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any Mpower Holding Other Priority Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: Mpower Holding Class 2 is not impaired. The Holders of Allowed Mpower Holding Other Priority Claims against Mpower Holding are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     (c) Mpower Holding Class 3--Mpower Holding General Unsecured Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Mpower Holding General Unsecured Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Allowed Claim and Mpower Holding agree to a different treatment, each Holder of an Allowed Mpower Holding General Unsecured Claim against Mpower Holding shall receive one of the following alternative treatments, at the election of Mpower Holding:

               (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding in accordance with the terms thereof;

               (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

               (C) such Claim otherwise will be treated in any other manner such that Mpower Holding Class 3 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any Allowed Mpower Holding General Unsecured Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: Mpower Holding Class 3 is not impaired. The Holders of Allowed Mpower Holding General Unsecured Claims against Mpower Holding are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     (d) Mpower Holding Class 4--Mpower Holding 2004 Note Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Mpower Holding 2004 Note Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Claim and Mpower Holding agree to a different treatment, each Holder of an Mpower Holding 2004 Note Claim against Mpower Holding shall receive one of the following alternative treatments, at the election of Mpower Holding:

               (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding in accordance with the terms thereof;

               (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

               (C) such Claim otherwise will be treated in any other manner such that Mpower Holding Class 4 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any Mpower Holding 2004 Note Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: Mpower Holding Class 4 is not impaired. The Holders of Allowed Mpower Holding 2004 Note Claims are not entitled to vote to accept or reject the Plan.

     (e) Mpower Holding Class 5-- Mpower Holding 2010 Note Claims

          (i) Treatment: Each Mpower Holding 2010 Note Claim constitutes an Allowed Mpower Holding 2010 Note Claim. On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Mpower Holding 2010 Note Claim shall receive, in full satisfaction of such Allowed Mpower Holding 2010 Note Claim, its Ratable Portion of 55,250,000 shares of Reorganized Mpower Holding Common Stock (representing, in the aggregate, 85% of the shares of Reorganized Mpower Holding Common Stock on the Effective Date, subject to any Adjustment and dilution by the exercise of any options to purchase Reorganized Mpower Holding Common Stock pursuant to the New Key Employee Option Plan). If Holders of Mpower Holding Class 6 Equity Interests reject the Plan, each Holder of an Mpower Holding Class 5 Claim shall receive its Ratable Portion of the Mpower Holding Class 6 and 7 Distributions under the Plan.

          (ii) Voting: Mpower Holding Class 5 is impaired. The Holders of Allowed Mpower Holding 2010 Note Claims are entitled to vote to accept or reject the Plan.

     (f) Mpower Holding Class 6--Mpower Holding Preferred Stock Interests

          (i) Treatment: On or as soon as reasonably practicable after the Effective Date, the Mpower Holding Preferred Stock Interests will be canceled and each Holder thereof shall receive its Preferred Stock Ratable Portion of 8,775,000 shares of Reorganized Mpower Holding Common Stock (representing, in the aggregate, 13.5% of the shares of Reorganized Mpower Holding Common Stock on the Effective Date subject to any Adjustment and dilution by any options to purchase Mpower Holding Common Stock pursuant to the New Key Employee Option Plan). If Holders of Allowed Mpower Holding Class 6 Equity Interests reject the Plan, the Holders of Allowed Mpower Holding Class 6 Equity

               Interests shall not receive any distribution under the Plan and the Mpower Holding Class 6 and 7 Distributions shall be distributed to Holders of Mpower Holding Class 5 Claims.

          (ii) Voting: Mpower Holding Class 6 is impaired. The Holders of Mpower Holding Preferred Stock Interests are entitled to vote to accept or reject the Plan.

     (g) Mpower Holding Class 7--Mpower Holding Common Stock Interests

          (i) Treatment: On or as soon as reasonably practicable after the Effective Date, the Mpower Holding Common Stock Interests will be canceled and each Holder thereof shall receive its Ratable Portion of 975,000 shares of Reorganized Mpower Holding Common Stock (representing, in the aggregate, 1.5% of the shares of Reorganized Mpower Holding Common Stock on the Effective Date, subject to any Adjustment and dilution by any options to purchase Reorganized Mpower Holding Common Stock pursuant to the New Key Employee Option Plan). If Holders of Allowed Mpower Holding Class 6 reject the Plan, the Holders of Allowed Mpower Holding Class 7 Equity Interests shall not receive any distributions under the Plan, whether or not Holders of Class 7 Equity Interests accept the Plan, and the Mpower Holding Class 6 and 7 Distributions shall be distributed to the Holders of Mpower Holding Class 5 Claims.

          (ii) Voting: Mpower Holding Class 7 is impaired. The Holders of Mpower Holding Common Stock Interests are entitled to vote to accept or reject the Plan.

     (h) Mpower Holding Class 8--Mpower Holding Common Stock Class Action
Claims.

          (i) Treatment: On the Effective Date, Holders of an Allowed Mpower Holding Common Stock Class Action Claims shall not receive any Distribution under the Plan.

          (ii) Voting: Mpower Holding Class 8 is impaired. The Holders of Allowed Mpower Holding Common Stock Class Action Claims against Mpower Holding are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

Section 3.6.  Treatment of Claims Against and Equity Interests in MCC

     (a) MCC Class 1--MCC Other Secured Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC Other Secured Claims against MCC are unaltered by the Plan. Unless the Holder of such an Allowed Claim and MCC agree to a different treatment, each Holder of an Allowed MCC Other Secured Claim shall receive one of the following alternative treatments, at the election of MCC:

               (A) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (B) the MCC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or Reorganized MCC; or

               (C) such Claim will be otherwise treated in any other manner such that MCC Class 1 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any MCC Other Secured Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: MCC Class 1 is not impaired. The Holders of MCC Other Secured Claims against MCC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     (b) MCC Class 2--MCC 2004 Note Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC 2004 Note Claims against MCC are unaltered by the Plan. Unless the Holder of such Allowed Claim and MCC agree to a different treatment, each Holder of an Allowed MCC 2004 Note Claim against MCC shall receive one of the following alternative treatments, at the election of MCC:

               (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC in accordance with the terms thereof;

               (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms and conditions of any agreements thereto; or

               (C) such Claim otherwise will be treated in any other manner such that MCC Class 2 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any MCC 2004 Note Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: MCC Class 2 is not impaired. The Holders of Allowed MCC 2004 Note Claims are not entitled to vote to accept or reject the Plan.

     (c) MCC Class 3--MCC Other Priority Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC Other Priority Claims against MCC are unaltered by the Plan. Unless the Holder of an Allowed MCC Other Priority Claim and MCC agree to a different treatment, each Holder of an Allowed MCC Other Priority Claim against MCC shall receive one of the following alternative treatments, at the election of MCC:

               (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC;

               (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by Reorganized MCC when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms and conditions of any agreements thereto; or

               (C) such Claim otherwise will be treated in any manner such that MCC Class 3 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any Other Priority Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: MCC Class 3 is not impaired. The Holders of Allowed Other Priority Claims against MCC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     (d) MCC Class 4--MCC General Unsecured Claims

          (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC General Unsecured Claims against MCC are unaltered by the Plan. Unless the Holder of such Allowed Claim and MCC agree to a different treatment, each Holder of an Allowed MCC General Unsecured Claim against MCC shall receive one of the following alternative treatments, at the election of MCC:

               (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC in accordance with the terms thereof;

               (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

               (C) such Claim otherwise will be treated in any other manner such that MCC Class 4 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

               Any default with respect to any Allowed MCC General Unsecured Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

          (ii) Voting: MCC Class 4 is not impaired. The Holders of Allowed MCC General Unsecured Claims against MCC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     (e) MCC Class 5--MCC Common Stock Interests

          (i) Treatment: Each MCC Common Stock Interest shall be an Allowed MCC Common Stock Interest and each holder of an Allowed MCC Common Stock Interest shall, on the Effective Date, retain its MCC Common Stock Interest.

          (ii) Voting: MCC Class 5 is not impaired and the Holders of MCC Common Stock Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.



                                   ARTICLE IV

                                    CRAMDOWN

     The Plan contemplates the "cramdown" provisions contained in Section 1129(b) of the Code with respect to Holders of Claims in Mpower Holding Classes 6, 7 and 8. Therefore, the Debtors will request that the

Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to any Class that rejects, or is deemed to have rejected, the Plan. In addition, the Debtors may amend or modify the Plan in accordance with Section 12.4 hereof.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.1. Continued Corporate Existence and Vesting of Assets in Reorganized Mpower Holding and Reorganized MCC

     Each of Mpower Holding and MCC shall, as Reorganized Mpower Holding and Reorganized MCC, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under the laws of the State of Delaware and the laws of the State of Nevada, respectively, and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Estate of Mpower Holding, and any property acquired by such Debtor or Reorganized Mpower Holding under the Plan, shall vest in Reorganized Mpower Holding free and clear of all Claims, Liens, charges or other encumbrances and Equity Interests. Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Estate of MCC, and any property acquired by such Debtor or Reorganized MCC under the Plan, shall vest in Reorganized MCC free and clear of all Claims, Liens, charges or other encumbrances and Equity Interests. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

Section 5.2.  Cancellation of Notes, Instruments, Common Stock and Stock Options

     On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, and provided that the treatments provided for herein and the distributions contemplated by Article VII hereof are made, (a) all notes, instruments, certificates, guaranties and other documents evidencing the Mpower Holding 2010 Notes; (b) all Mpower Holding Preferred Stock Interests, including all issued and outstanding shares of preferred stock of such Debtor, shall be canceled and deemed terminated; (c) all Mpower Holding Common Stock Interests, including all issued and outstanding shares of common stock of Mpower Holding shall be canceled and deemed terminated, and (d) all options, warrants, conversion, privilege or other legal or contractual right to acquire any Mpower Holding Common Stock Interests shall be canceled and deemed terminated. On the Effective Date, except to the extent provided in Sections 7.2 and 7.7 or otherwise in the Plan, any indenture relating to any of the foregoing, including, without limitation, the Mpower Holding 2010 Notes Indenture, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

Section 5.3.  Issuance of New Securities; Execution of Related Documents

     On or as soon as reasonably practicable after the Effective Date, Reorganized Mpower Holding, in accordance with the terms of the Plan, shall issue, for the benefit of holders of Mpower Holding 2010 Note Claims, Mpower Holding Preferred Stock Interests, and Mpower Holding Common Stock Interests, sixty-five million (65,000,000) shares of Reorganized Mpower Holding Common Stock to be distributed as set forth in Article III of the Plan. All Plan Documents and/or any other agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously without any further order of the Bankruptcy Court.

Section 5.4.  Release of Liens and Perfection of Liens

     Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document entered into in connection with the consummation of the Plan: (a) each Holder of (i) a Secured Claim, (ii) a Claim that is purportedly secured; and/or (iii) a judgment, mechanics or similar lien, shall on or immediately before the Effective Date: (x) turn over and release to the Reorganized Debtors any and all property of the Debtors that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by the Debtors or such liens shall automatically, and without further action by the Debtors or Reorganized Debtors, be deemed released; and
(y) execute such documents and instruments as the Reorganized Debtors request to evidence such Claim Holder's release of such property or lien; and (b) on the Effective Date, all right, title and interest in any and all property of the Debtors' Estates shall be transferred to the Reorganized Debtors free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge, or other possessory liens. Any such Holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

Section 5.5.  Corporate Governance, Directors and Officers, and Corporate Action

     (a) Amended and Restated Certificates of Incorporation. On or as soon as reasonably practicable after the Effective Date, Reorganized Mpower Holding shall file the Amended Mpower Holding Certificate of Incorporation with the Secretary of the State of Delaware in accordance with sections 102 and 103 of the Delaware General Corporation Law. On or as soon as reasonably practicable after the Effective Date, Reorganized MCC shall file the Amended MCC Certificate of Incorporation with the Secretary of the State of Nevada in accordance with sections 78.385, 78.390 and 78.403 of the Nevada General Corporation Law. Each of the Amended Certificates of Incorporation will, among other things, prohibit the issuance of nonvoting equity securities or member interests to the extent required by section 1123(a) of the Bankruptcy Code. The Amended Mpower Holding Certificate of Incorporation shall provide that the number of authorized shares of Reorganized Mpower Holding Common Stock shall be one billion (1,000,000,000) and provide that the par value of the Reorganized Mpower Holding Common Stock shall be $0.001 per share. The Amended MCC Certificate of Incorporation shall provide that the number of authorized shares of Reorganized MCC Common Stock shall remain at one thousand (1,000), par value $0.01 per share. After the Effective Date, each of the Reorganized Debtors may amend and restate their Amended and Restated Certificates of Incorporation and other constituent documents as permitted by the Delaware General Corporation Law and Nevada General Corporation Law, as applicable.

     (b) Directors and Officers of the Reorganized Debtors. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of the Reorganized Debtors shall be the officers of the Debtors immediately prior to the Effective Date. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, a total of seven directors, one director to be the Chief Executive Officer of Reorganized Mpower Holding, one director to be designated by Mpower Holding, four directors to be designated by the Ad Hoc Committee, (the "Mpower Holding 2010 Noteholder Designees"), and one director to be designated by a Mpower Preferred Stockholder Group Majority (the "Mpower Holding Preferred Stockholder Designee"), shall serve as the initial directors of Reorganized Mpower Holding; provided, however, that Holders of Mpower Holding Class 6 Claims shall only have the right to designate such director to the extent that Mpower Holding Class 6 accepts the Plan. If Holders of Mpower Holding Class 6 Claims reject the Plan, then the Mpower Holding 2010 Noteholder Designees shall consist of five directors and there shall not be any Mpower Holding Preferred Stockholder Designee. At least one of the Mpower Holding 2010 Noteholder Designees shall satisfy the National Association of Securities Dealers' qualifications to serve on the Audit Committee of the Reorganized Mpower Holding's Board of Directors. The names of the Mpower Holding 2010 Noteholder Designees and the Mpower Holding 2010 Preferred Stockholder Designee, if any, shall be provided by counsel to the Ad Hoc Committee and counsel to one of the members of the Mpower Holding Preferred Stockholder Group, respectively, in a written authorized letter to Mpower Holding's counsel on or before five days prior to the hearing on the adequacy of the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017. The Mpower Holding 2010 Noteholder Designees and the Mpower Holding 2010 Preferred Stockholder Designee, if any, will serve for a term of two years (the "Initial Term") and the Amended and Restated Mpower Holding Certificate of Incorporation shall provide that such designees cannot be removed without "cause" during their Initial Term. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial Board of Directors of Reorganized Mpower Holding shall promptly appoint the members of the Board of Directors of Reorganized MCC. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial Board of Directors of the Debtors (which persons shall have been designated as described above) or employed as an officer of the Reorganized Debtors, and, to the extent such Person is an insider, the nature of any compensation for such Person. The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificates of Incorporation and the Amended By-Laws. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificates of Incorporation and Amended and Restated By-Laws, the other constituent documents of the Reorganized Debtors, the Delaware General Corporation Law and the Nevada General Corporation Law, as applicable.

     (c) Corporate Action. On the Effective Date, all actions contemplated by the Plan shall be authorized and approved in all respects. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed in the name of and on behalf of the Reorganized Debtors to issue, execute, deliver, file or record the agreements, documents, contracts, securities, instruments, releases and other agreements, and take such other actions as may be necessary, to effectuate and further evidence the terms and conditions of the Plan.

Section 5.6.  Sources of Cash for Plan Distribution

     All Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, or post-Confirmation Date borrowings and/or financing. The Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the Reorganized Debtors' consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course.

Section 5.7.  Issuance of New Common Stock

     On or as soon as is practicable after the Effective Date, Reorganized Mpower Holding shall issue, in accordance with the terms of the Plan, (a) 55,250,000 shares of Reorganized Mpower Holding Common Stock to be distributed to Holders of the Mpower Holding 2010 Notes, (b) 8,775,000 shares of Reorganized Mpower Holding Common Stock to be distributed to Holders of the Mpower Holding Preferred Stock Interests and (c) 975,000 shares of Reorganized Mpower Holding Common Stock to be distributed to the Holders of the Mpower Holding Common Stock Interests. In addition, 7,222,222 shares of Reorganized Mpower Holding Common Stock shall be reserved for issuance to employees pursuant to, and in accordance with, the terms of the New Key Employee Option Plan. The issuance of Reorganized Mpower Holding Common Stock by Reorganized Mpower Holding shall be authorized without the need for any further corporate action. On the Effective Date, one thousand (1,000) shares of MCC Common Stock shall remain issued and outstanding and shall be retained by the Holders of MCC Common Stock Interests in accordance with the terms of the Plan and shall be deemed such MCC Common Stock to be shares to be held by Reorganized Mpower Holding.

Section 5.8. Listing of Reorganized Mpower Holding Common Stock; Registration of
             Securities

     Reorganized Mpower Holding shall use its best efforts to restore its status as a reporting company under the Exchange Act and cause, on or as soon as reasonably practicable after the Effective Date, the shares of Reorganized Mpower Holding issued hereunder to be listed on the national market system of the National Association of Securities Dealers' Automated Quotation System. In addition, without limiting the effect of section 1145 of the

Bankruptcy Code, Reorganized Mpower Holding shall enter into a Registration Rights Agreement with each Holder of Reorganized Mpower Holding Common Stock (a) who by virtue of holding Reorganized Mpower Holding Common Stock to be distributed pursuant to the Plan and/or its relationship with Reorganized Mpower holds more than 10% of the Registrable Securities (as defined in the Registration Rights Agreement)(determined by the number of shares at the time issued and outstanding) and (b) who requests in writing that Reorganized Mpower Holding execute such agreement; provided that with respect to demand registration rights thereunder only, such Holder has not received an opinion from counsel to Mpower Holding, reasonably satisfactory to such Holder, that such Reorganized Mpower Holding Common Stock is freely transferable.

Section 5.9.  Escrows

     Except as expressly provided in the Plan or as otherwise ordered by the Bankruptcy Court, all escrows previously established prior to and during the Chapter 11 Cases and still in existence on the Effective Date shall continue to be administered, and the escrowed funds shall be released, according to their terms and any orders of the Bankruptcy Court previously entered. Escrowed funds that are released to the Debtors after the Effective Date shall be used to achieve consummation and carry out the Plan.

Section 5.10.  New Key Employee Option Plan

     On the Effective Date, in accordance with the terms and conditions of the Noteholder Voting Agreement, Mpower Holding shall enter into a New Key Employee Option Plan that is substantially identical to the Old Option Plan. The New Key Employee Option Plan shall be subject to approval and adoption by Reorganized Mpower Holding's Board of Directors.

Section 5.11.  Partial Sale of Assets or Sale of All or Substantially All Assets

     Prior to the Effective Date, each of the Debtors' shall be permitted, subject to applicable law, to engage in transactions for (i) any merger, (ii) any consolidation, (iii) a partial sale of its assets and (iv) a sale of all or substantially all of its assets. Prior to the Effective Date, any proceeds from any partial sale of Reorganized Mpower Holding's assets may be reinvested by such Debtor in the business to fund the business plan, but may not be distributed to any member of Mpower Holding Classes 6, 7 or 8. Prior to the Effective Date, any proceeds from any merger, any consolidation or a sale of all or substantially all of Mpower Holding's assets will be distributed in accordance with the terms of the Plan subject to applicable law and the terms and conditions of the Noteholder Voting Agreement which is deemed assumed hereunder for all purposes.

                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1.  Assumption of Executory Contracts and Unexpired Leases

     (a) Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Reorganized Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by Final Order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified on a list (the "List") of agreements to be rejected which List is filed with the Bankruptcy Court on or before the hearing on the confirmation of the Plan, or (4) are rejected pursuant to the terms of the Plan. The Debtors reserve their right to add or remove any executory contract or unexpired lease from the List prior to entry of the Confirmation Order by the Bankruptcy Court. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VI shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. The non-Debtor parties to any rejected subleases will be responsible for taking all steps necessary to retrieve, at their expense, all personal property in, and to surrender, the premises that are the subject of such leases.

Section 6.2.  Claims Based on Rejection of Executory Contracts or Unexpired
              Leases

     All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their respective Estates and property unless otherwise ordered by the Bankruptcy Court or provided for in the Plan. All such Allowed Claims for which proofs of claim are required to be filed will be, and will be treated as, Allowed General Unsecured Claims subject to the provisions of Article III hereof, subject to any limitation on allowance of such Claims under section 502(b) of the Bankruptcy Code or otherwise.

Section 6.3.  Cure of Defaults for Assumed Executory Contracts and Unexpired
              Leases

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 6.4.  Indemnification of Directors, Officers and Employees

     The obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors, the Delaware General Corporation Law or the Nevada General Corporation Law, as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as General Unsecured Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

Section 6.5.  Compensation and Benefit Programs

     Except as otherwise expressly provided herein, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, vacation and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code whether or not such plans, policies and programs are identified on the List.

     The MCC Employee Benefit Trust Agreement and the MCC Benefits Trust shall remain in full force and effect on and after the Effective Date.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1. Distribution for Claims and Equity Interests Allowed as of the Effective Date

     (a) Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Allowed Claims and Equity Interests that are due and owing as of the Effective Date, and entitled to receive distributions under the Plan, shall be made on the Effective Date or as soon as reasonably practicable thereafter. Distributions on account of Equity Interests that become Allowed Equity Interests after the Effective Date shall be made pursuant to Article III above.

     (b) For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the Reorganized Mpower Holding Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which it is actually dated, authenticated or distributed.

Section 7.2. Distribution by the Reorganized Debtors; Distributions with Respect to the Mpower Holding 2010 Notes; Cancellation of Mpower Holding 2010 Note Indenture; Payment of Indenture Trustee Fees and Expenses

     (a) The Reorganized Debtors may designate an entity or entities to serve or may serve themselves as Disbursing Agents to make all distributions under the Plan.

     (b) All distributions on account of Allowed Mpower Holding 2010 Note Claims shall be distributed to the Indenture Trustee, for further distribution to the Holders of the Mpower Holding Note Claims pursuant to the terms hereof without the need for the Indenture Trustee to give any bond or surety or other security for performance of its duties unless otherwise ordered by the Bankruptcy Court.

     (c) No later than five (5) Business Days prior to the Effective Date, upon request by the Debtors, the Indenture Trustee shall provide the Debtors with a statement of the Indenture Trustee Claim projected through the Effective Date. On, or as soon as reasonably practicable after, the Effective Date, the Indenture Trustee Claim, in an amount up to $100,000.00, shall be paid in Cash by the Reorganized Debtors upon receipt of one or more invoices and the Reorganized Debtors shall reserve Cash on the Effective Date in the amount by which the Indenture Trustee Claim exceeds $100,000.00. To the extent that the Indenture Trustee Claim exceeds $100,000.00, the Debtors shall have a period of twenty-five (25) Business Days after receipt of the Indenture Trustee's invoices (the "Review Period") to review such invoices and confer with the Indenture Trustee in an attempt to resolve any issues with respect to the reasonableness of such fees. If the parties are unable to reach a resolution of their differences within the Review Period, the Indenture Trustee shall be entitled to seek approval of the Bankruptcy Court for the payment of that portion of the of the Indenture Trustee Claim exceeding $100,000.00 that is in dispute. If the Debtors and the Indenture Trustee are able to resolve their differences in whole or in part within the Review Period, payment of the undisputed portion of the Indenture Trustee Claim exceeding $100,000.00, if any, shall be paid by the Reorganized Debtors at the end of the Review Period, in accordance with the terms and conditions agreed to between the Reorganized Debtors, and the Indenture Trustee. Following the payment in full of all Allowed General Unsecured Claims of the Indenture Trustee in respect of the Mpower Holding 2010 Notes Indenture, and payment in full of the Allowed Indenture Trustee Claim in respect of the Mpower Holding 2010 Notes Indenture, all liens of the Indenture Trustee in respect of the Mpower Holding 2010 Notes in any distributions shall be forever released and discharged.

     (d) Notwithstanding the provisions of Article V above regarding the cancellation of the Mpower Holding 2010 Notes Indenture, the Mpower Holding 2010 Notes Indenture shall continue in effect after the Effective Date solely to the extent necessary to allow Mpower Holding or the Mpower Holding 2010 Notes Indenture Trustee to receive and make distributions pursuant to the Plan on account of the Mpower Holding 2010 Notes. Subject to (i) the receipt by the Indenture Trustee of the payments required to be made pursuant to Section 7.2(c) above, and (ii) the rights of the Indenture Trustee under the Mpower Holding 2010 Note Indenture, as preserved under Section 7.7(b) below, once the Indenture Trustee has completed performance of all duties set forth in the Plan and has received payment for, or otherwise recovered, all Allowed fees and expenses due the Indenture Trustee under the Mpower Holding 2010 Note Indenture, the Mpower Holding 2010 Note Indenture shall be deemed to be canceled for all purposes upon the final distribution to be made thereunder, and the Indenture Trustee, and its successors, agents, and assigns, shall be relieved and discharged at that time of all obligations as Indenture Trustee with respect to the Mpower Holding 2010 Notes.

Section 7.3. Delivery and Distributions and Undeliverable or Unclaimed Distributions

     (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims or Equity Interests shall be made at the address of the Holder of such Claim as indicated in the records of the Debtors (or the Indenture Trustee). Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Mpower Holding 2010 Note Claims shall be made to the Mpower Holding 2010 Notes Indenture Trustee under the Mpower Holding 2010 Notes Indenture for further distribution to the Holders of the Mpower Holding 2010 Notes. Distributions shall be made in accordance with the provisions of the applicable indenture, participation agreement, loan agreement or analogous instrument or agreement and the provisions of the Plan, and distributions shall be made to Holders of record as of the Distribution Record Date.

     (b) Undeliverable Distributions.

          (i) Holding of Undeliverable Distributions. If any Allowed Claim or Equity Interest Holder's distribution is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors pursuant to this Article VII until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.

          (ii) After Distributions Become Deliverable. Within 20 days after the end of each calendar quarter following the Effective Date, the Reorganized Debtors shall make all distributions that become deliverable during the preceding calendar quarter.

          (iii) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim or Equity Interest that does not assert a Claim or Equity Interest pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against or Equity Interest in the Reorganized Debtors or its property. In such cases: (A) any Cash held for distribution on account of such Claims shall be the property of the Reorganized Debtors, free of any restrictions thereon and (B) any Reorganized Mpower Holding Common Stock held for distribution on account of such Claims or Equity Interests shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim or Equity Interest.

          (iv) Compliance with Tax Requirements. Any federal, state or local withholding taxes or amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

Section 7.4.  Distribution Record Date

     As of the close of business on the Distribution Record Date, the transfer registers for the Mpower Holding 2010 Notes, as maintained by the Debtors, the Indenture Trustee, or their respective agents, shall be closed and the transfer of Mpower Holding 2010 Notes, or any interest therein, will be prohibited. Moreover, neither Reorganized Mpower Holding nor the Mpower Holding 2010 Notes Indenture Trustee shall have any obligation to recognize the transfer of any Mpower Holding 2010 Notes occurring after the Distribution Record Date for purposes of the Distributions contemplated under the Plan, and shall be entitled for all purposes herein to recognize and deal only with those Holders of Mpower Holding 2010 Notes of record as of the close of business on the Distribution Record Date.

Section 7.5.  Timing and Calculation of Amounts to Be Distributed

     On or as soon as practicable after the Effective Date, each Holder of an Allowed Claim against or Equity Interest in the Debtors shall receive the full amount of the Distributions that the Plan provides for such Allowed Claims or Equity Interests in the applicable Class. Beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant to Section 8.4 below, to Holders of Disputed Claims or Equity Interests in any such Class whose Disputed Claims or Equity Interests were allowed during the preceding calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class.

Section 7.6.  Setoffs and Recoupments

     Except as expressly provided in the Plan or any order of the Bankruptcy Court, the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant to the Plan on account of such Claim or Equity Interest (before any distribution is made on account of such Claim or Equity Interest), the claims, rights and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim or Equity Interest; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or Reorganized Debtors may possess against such Holder.

Section 7.7.  Surrender of Canceled Instruments or Securities

     As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Equity Interest evidenced by the instruments, securities or other documentation canceled pursuant to Article V above, the Holder of such Claim or Equity Interest shall tender the applicable instruments, securities or other documentation evidencing such Claim or Equity Interest to the Reorganized Debtors unless waived in writing by the Debtors or the Reorganized Debtors. Any Reorganized Mpower Holding Common Stock to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, to the extent required under the Plan, be treated as an undeliverable distribution pursuant to Section 7.3 above.

     (a) Mpower Holding 2010 Notes. On or prior to the Effective Date, each Holder of a Mpower Holding 2010 Notes Claim shall tender its Mpower Holding 2010 Notes relating to such Claim to Reorganized Mpower Holding in accordance with written instructions to be provided to such Holders by Mpower Holding, Reorganized Mpower Holding or the Mpower Holding 2010 Notes Indenture Trustee. Such instructions shall specify that delivery of Mpower Holding 2010 Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Mpower Holding 2010 Notes with a letter of transmittal in accordance with such instructions. All surrendered Mpower Holding 2010 Notes shall be marked as canceled.

     (b) Mpower Holding 2010 Notes Indenture. To the extent that the Mpower Holding 2010 Notes Indenture is not an executory contract rejected pursuant to
Section 6.2 hereof (which rejection shall not give rise to rejection damages or additional Claims by the Holders of the Mpower Holding 2010 Notes or the Mpower Holding 2010 Notes Indenture Trustee), the rights and obligations of either of the Debtors, if any, under the Mpower Holding 2010 Notes Indenture shall be deemed canceled pursuant to s. 1123(a)(5)(F) of the Bankruptcy Code on the Effective Date. Notwithstanding the rejection or cancellation of the Mpower Holding 2010 Notes Indenture, such rejection or cancellation shall not impair the rights of the Holders of Allowed Mpower Holding 2010 Note Claims to receive Distributions on account of such Mpower Holding 2010 Notes under the Plan pursuant to and in accordance with the Mpower Holding 2010 Notes Indenture, and the Mpower Holding 2010 Notes Indenture shall continue in effect solely to the extent necessary to allow the Mpower Holding 2010 Notes Indenture Trustee to receive Distributions pursuant to the Plan, make distributions under the Mpower Holding 2010 Notes Indenture on account of the Mpower Holding 2010 Notes and perform all other necessary administrative functions in connection therewith, and to permit the Indenture Trustee to maintain any rights or liens it has or may have under the Mpower Holding 2010 Note Indenture in the distributions to Holders of the Mpower Holding 2010 Notes entitled to distributions under the Plan for payment and collection of the reasonable fees and expenses that it may incur in the performance of its duties under the Mpower Holding 2010 Note Indenture, the Plan and the Confirmation Order.

     (c) Failure to Surrender Canceled Instruments. Any Holder of Mpower Holding 2010 Notes that fails to surrender or is deemed to have failed to surrender the applicable Mpower Holding 2010 Notes required to be tendered hereunder within one year after the Effective Date shall have its Claim for a distribution pursuant to the Plan on account of such Mpower Holding 2010 Notes discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such cases, any Reorganized Mpower Holding Common Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth above in Section 7.3.

Section 7.8.  Lost, Stolen, Mutilated or Destroyed Debt Securities

     In addition to any requirements under the Mpower Holding 2010 Notes Indenture, or any related agreement, any Holder of a Claim evidenced by a Mpower Holding 2010 Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Mpower Holding 2010 Note, deliver to Reorganized Mpower Holding: (i) evidence reasonably satisfactory to Reorganized Mpower Holding of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by Reorganized Mpower Holding to hold Reorganized Mpower Holding harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this Article VII by a Holder of a Claim evidenced by an Mpower Holding 2010 Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note, debenture or bond.

Section 7.9.  Fractional Shares

     No fractional shares of Reorganized Mpower Holding Common Stock in lieu thereof shall be distributed. When any issuance of a fraction of a share of Reorganized Mpower Holding Common Stock would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than ..50) of such fraction to the nearest whole Reorganized Mpower Holding Common Stock share or a rounding down of such fraction (in the case of less than .50).

Section 7.10. Rounding and De Minimis Amounts

     Notwithstanding any other provision of the Plan, payments of fractions of Dollars shall not be made. Whenever any payment of a fraction of a Dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole Dollar (up or down), with half Dollars being rounded up. If a cash payment otherwise provided for by the Plan with respect to an Allowed Claim would be less than ten ($10.00) Dollars (whether in the aggregate or on any payment date provided in the Plan), notwithstanding any contrary provision of the Plan, the Distribution Agent shall not be required to make such payment unless a request therefor is made in writing to the Distribution Agent.

Section 7.11. Manner of Payment under Plan of Reorganization

     At the option of the Disbursing Agent, any Cash payment, if any, to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                                  ARTICLE VIII

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.1.  Characterization of Disputed Claims

     Pursuant to subsection 1111(a) of the Bankruptcy Code, a proof of claim is deemed filed under section 501 of the Bankruptcy Code if that Claim is included in the Schedules filed under section 521 or 1106(a)(2) of the Bankruptcy Code and is deemed filed in the amount listed on the Schedules, except if the Claim is scheduled as disputed, contingent, or unliquidated. Such a disputed, contingent, or unliquidated Claim must be asserted by its Holder, or an indenture trustee representing such Holder, by the timely filing of a proof of claim. If a proof of claim is not filed in a timely manner, the Claim shall be deemed to be barred and/or otherwise disallowed. Any Administrative Claim that is not timely filed in accordance with Section 2.01 of the Plan shall be barred.

Section 8.2.  Prosecution of Objections to Claims and Equity Interests

     From and after the Confirmation Date, the Debtors and the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Equity Interests without approval of the Bankruptcy Court and shall have the exclusive authority to file objections, contest, settle, compromise, withdraw or litigate to judgment objections to Claims and Equity Interests.

     Any objections to Claims and Equity Interests (other than Claims and Equity Interests Allowed by the Plan) shall be filed by the latest of (i) one hundred twenty (120) days after the Effective Date, (ii) thirty (30) days after a proof of Claim, proof of Equity Interest or application for an Administrative Claim is filed and properly served upon the Debtors, or (iii) such later date as may be fixed by the Bankruptcy Court.

Section 8.3.  Estimation of Claims

     The Debtors or the Reorganized Debtors, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court, except that after the Effective Date the Reorganized Debtors may compromise, settle or resolve any such Claims without further Bankruptcy Court approval.

Section 8.4. Payments and Distributions on Disputed Claims or Disputed Equity Interests

     Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Equity Interest until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Article VIII, as soon as practicable after a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, the Holder of such Allowed Claim or Equity Interest will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) or Equity Interest and a Disputed Claim(s) or Equity Interest will receive the appropriate payment or distribution on the Allowed Claim(s) or Equity Interest, although, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no payment or distribution will be made on the Disputed Claim(s) or Equity Interest until such dispute is resolved by settlement or Final Order. Unless otherwise ordered by the Bankruptcy Court, none of the Debtors or the Reorganized Debtors shall be obligated to establish any reserves in respect of any Disputed Claim or Equity Interest.

                                   ARTICLE IX

        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 9.1.  Conditions Precedent to Confirmation

     The confirmation of the Plan shall be subject to the condition precedent that the Bankruptcy Court shall have approved and entered the Confirmation Order on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court;

Section 9.2.  Conditions Precedent to Consummation

     The consummation of the Plan shall be subject to the following conditions precedent which shall have been satisfied or waived pursuant to the provisions of Section 9.3 hereof:

     (a) ten days shall have passed since the entry of the Confirmation Order, and the Confirmation Order shall have become a Final Order;

     (b) the Amended Certificate of Incorporation of Mpower Holding shall have been filed with the Secretary of State of the State of the Delaware;

     (c) the Amended Certificate of Incorporation of MCC shall have been filed with the Secretary of State of the State of Nevada;

     (d) all authorizations, consents and regulatory approvals required (if any) in connection with the effectiveness of the Plan shall have been obtained; and

     (e) all other actions and documents necessary to implement the provisions of the Plan on the Effective Date shall have been, respectively, effected or duly executed and delivered.

Section 9.3.  Waiver of Conditions

     The Debtors may waive any of the conditions precedent to confirmation of the Plan or to consummation of the Plan set forth in this Article IX at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

Section 9.4.  Effect of Non-Occurrence of Conditions to Consummation

     If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.1.  Releases

     In consideration of the contributions of certain parties to the Chapter 11 Cases to be commenced by the Debtors including, but not limited to the waiver by certain parties (or their Affiliates) of rights against the Debtors, the Plan provides for certain waivers, exculpations, releases and injunctions.

     (a) Releases by Debtors and Reorganized Debtors. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as Debtor-In-Possession, shall be deemed to have (i) forever released, waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date since the beginning of time in any way relating to the Debtors, the Reorganized Debtors, the parties released pursuant to this Section 10.1, the Chapter 11 Case, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors or their Estates against (A) the D&O Releasees (other than for money borrowed from or owed to the Debtors or their subsidiaries by any such D&O Releasee as set forth in books and records) and (B) the members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives and (ii) forever covenanted with the D&O Releasees and members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, not to sue, assert any claim against or otherwise seek recovery from, any D&O Releasee or members of the Ad Hoc Committee and their directors, officers, employees, attorneys, financial advisors, agents and representatives, whether based on tort, fraud, contract or otherwise, in connection only with any Released Liabilities of the D&O Releasees or members of the Ad Hoc Committee or and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives.

     (b) Releases by Holders of Claims and Equity Interests. On the Effective Date, (i) each holder of a Claim or Equity Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all other holders of Claims and Equity Interests, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan and the Reorganized Mpower Holding Common Stock, and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each Holder that has held, holds or may hold a Claim or Equity Interest, as applicable, will be deemed to have (A) forever released, waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the Debtors' or Reorganized Debtors' obligations under the Plan, and the contracts, instruments, releases, agreements and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date since the beginning of time in any way relating to the Debtors, the parties released pursuant to this Section 10.1(b), the Chapter 11 Cases, the Plan or the Disclosure Statement against (1) the D&O Releasees (other than claims or interests unrelated to the Debtors) and (2) the members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents, and representatives, and (B) forever covenanted with each D&O Releasees and members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, not to sue, assert any claim against or otherwise seek recovery from, any D&O Releasee or members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, whether based on tort, fraud, contract or otherwise in connection only with respect to any Released Liabilities of the D&O Releasees or members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives.

     (c) No release under this Section 10.1 shall be deemed to have been given or effective with respect to any Holder of a Claim or Equity Interest that voted to accept the Plan who submitted a Ballot which is duly marked to indicate that such Holder is not granting such release.

     (d) No provision herein shall act as a release or discharge of any non-debtor party, including, but not limited to, any officer or director of the Debtors and Reorganized Debtors, the D&O Releasees, or the members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, from any direct claim brought against such person or entity by a former shareholder of the Debtors that is not entitled to vote on the Plan.

Section 10.2.  Avoidance and Recovery Actions

     Effective as of the Effective Date, the Debtors release and waive the right to prosecute any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other Causes of Action or rights to payments of Claims that belong to or could have been raised by the Debtors or their respective Estates, except for any such action which may be pending on the Effective Date as to which the Reorganized Debtors' rights shall not be waived and released and the Reorganized Debtors shall retain and may prosecute any such actions; provided, however, that the Debtors specifically release and waive the right to prosecute any Avoidance Actions against the members of the Ad Hoc Committee and their directors, officers, employees, attorneys, financial advisors, agents and representatives.

Section 10.3.  Exculpation

     None of the Debtors, the Reorganized Debtors, the Disbursing Agent or the members of the Ad Hoc Committee nor any of their respective current or former members, directors, officers, shareholders, employees, attorneys, financial advisors, agents and representatives shall have or incur any liability to, or be subject to any right of action by, any Holder of any Claim or Equity Interest, or any other party in interest, or any of their respective members, directors, officers, shareholders, employees, attorneys, financial advisors, agents and representatives, or any of their successors or assigns for any act or omission in connection with, or arising out of the Debtors' restructuring, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Plan Documents, the Voting Agreements, the solicitation of votes for, and the pursuit of, confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of the Plan except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court. The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Section 10.4. Injunction

     Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Equity Interests in the Debtors are, with respect to those Claims and Equity Interests, permanently enjoined, on and after the Confirmation Date, from:

     (a) (i) asserting, commencing or continuing in any manner any action against the Debtors or the Reorganized Debtors or their Affiliates, any action against any of the assets of the Debtors or the Reorganized Debtors or their Affiliates, and any other or further Claim or Equity Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, (ii) the enforcement, attachment, collection or recovery, by any manner or means of any judgment, award or decree or order against the Debtors or the Reorganized Debtors or their Affiliates, (iii) creating, perfecting or enforcing any Lien of any kind against the Debtors, the Reorganized Debtors or their Affiliates, (iv) asserting any setoff, right of subrogation or recoupments of any kind against any obligation due the Debtors, the Reorganized Debtors or their Affiliates, and (v) any action, in any manner, in any place whatsoever, that does not conform or comply with the Plan; and

     (b) all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, Equity Interest, interest, obligation, debt, right, remedy or liability released or to be released pursuant to this Article X; provided, however, that this injunction shall not preclude police or regulatory agencies from fulfilling their statutory duties.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

Section 11.1.  Retention of Jurisdiction

     Notwithstanding the entry of the Confirmation Order, the Bankruptcy Court shall retain such jurisdiction as legally permissible, including, without limitation, jurisdiction to:

     (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

     (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VI above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

     (d) Ensure that distributions to Holders of Allowed Claims or Allowed Equity Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion filed pursuant to Article VIII;

     (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

     (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, including, but not limited to, modification or amendment thereof pursuant to Section 12.4 of the Plan, and all contracts, instruments, releases, indentures and other agreements or documents created under, or in connection with, the Plan or the Disclosure Statement;

     (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred under, or in connection with, the Plan;

     (h) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided herein;

     (i) Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     (k) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created under, or in connection with, the Plan or the Disclosure Statement;

     (l) Enter an order or final decree concluding the Chapter 11 Cases;

     (m) Resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Equity Interests or the administration thereof;

     (n) Resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the applicable Claims Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of the Plan for the purpose of determining whether a Claim or Equity Interest is discharged hereunder or for any other purpose;

     (o) Recover all assets of the Debtors and property of the Estates, wherever located, including any Causes of Action under sections 544 through 550 of the Bankruptcy Code to the extent not released and waived pursuant to the terms and conditions of the Plan; and

     (p) Hear and resolve all matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1.  Dissolution of Committees

     On the Effective Date, all Committees shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

Section 12.2.  Payment of Statutory Fees

     All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

Section 12.3.  Ad Hoc Committee Fees

     Subject to the Effective Date occurring, the reasonable fees and expenses of the Ad Hoc Committee for services rendered from and after the Petition Date (including the reasonable fees and expenses of its counsel) up to $500,000 shall be Allowed as an Administrative Claim against Mpower Holding, pursuant to section 503(b) of the Bankruptcy Code, and shall, after notice and a hearing, be paid by Reorganized Mpower Holding, which fees and expenses Mpower Holding hereby acknowledges satisfy the requirements of section 503(b) of the Bankruptcy Code. The Bankruptcy Court shall retain jurisdiction over any dispute regarding the reasonableness of such fees.

Section 12.4.  Discharge of Debtors

     Except as otherwise provided herein or the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred on such Claims from and after the Petition Date, against the Debtors, the Reorganized Debtors, or any of their Estates, assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in the Debtors shall be satisfied, discharged and released in full and
(3) all Persons and Entities shall be precluded from asserting against the Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

Section 12.5.  Modification of Plan

     The Debtors reserve the right to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

Section 12.6.  Revocation or Withdrawal of Plan

     The Debtors reserve the right to revoke and withdraw the Plan at any time prior to the Confirmation Date. If the Plan is so revoked or withdrawn, or if the Effective Date does not occur, then the Plan shall be deemed null and void, and of no force or effect.

Section 12.7.  Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

Section 12.8.  Reservation of Rights

     Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

Section 12.9.  Section 1145 Exemption

     Pursuant to section 1145(a) of the Bankruptcy Code, any offer, issuance, transfer or exchange of Reorganized Mpower Holding Common Stock under the Plan, or the making or delivery of an offering memorandum or other instrument of offer or transfer related thereto under the Plan shall be exempt from section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security.

Section 12.10. Headings

     Headings utilized in the Plan are for the convenience of reference only and shall not constitute a part of the Plan for any other purpose.

Section 12.11. Governing Law

     Except to the extent that the Bankruptcy Code or other federal law is applicable, the Plan shall be governed by and construed in accordance with the laws of the State of New York.

Section 12.12. Severability

     Except as to terms which would frustrate the overall purposes of the Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

Section 12.13. Implementation

     The Debtors shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in the Plan.

Section 12.14. Inconsistency

     In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

Section 12.15. Further Assurances

     The Debtors, the Reorganized Debtors and all Holders of Claims and Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

Section 12.16. Service of Documents

     Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

           Mpower Holding Corporation
           175 Sully's Trail, Suite 200
           Pittsford, NY  14534
           Attn:  Russell I. Zuckerman, Esq.

           with copies to:

           Shearman & Sterling
           599 Lexington Avenue
           New York, New York  10022
           Attn:  Douglas P. Bartner, Esq.,

           and

           Young Conaway Stargatt & Taylor, LLP
           The Brandywine Building Center
           1000 West Street, 17th Floor
           Wilmington, Delaware  19899-0391
           Attn:  Pauline K. Morgan, Esq.

Section 12.17. Jurisdiction over Reorganized Mpower Holding and Reorganized MCC

     Notwithstanding the jurisdiction retained in Article XI of the Plan, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies the Reorganized Mpower Holding Common Stock or Reorganized MCC Common Stock or the rights of the holders thereof with respect to such Common Stock.

Section 12.18. Exemption from Certain Transfer Taxes

     Pursuant to section 1146 of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other Lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

Section 12.19. Compromise of Controversies

     Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims against the Debtors.

Section 12.20. No Admissions

     Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Entity with respect to any matter set forth herein.

Section 12.21. Filing of Additional Documents

     On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                                     Respectfully Submitted,

                                     MPOWER HOLDING CORPORATION




                                     By:  /s/ Russell I. Zuckerman
                                          --------------------------------------
                                          Name:  Russell I. Zuckerman
                                          Title: Senior Vice President and
                                                      General Counsel


                                     MPOWER COMMUNICATIONS CORP.




                                     By:  /s/ Russell I. Zuckerman
                                          --------------------------------------
                                          Name:  Russell I. Zuckerman
                                          Title: Senior Vice President and
                                                      General Counsel

      EXHIBIT A TO THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION


Amended Certificates of Incorporation and Amended By-Laws of Reorganized Debtors

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MPOWER HOLDING CORPORATION


          Pursuant to the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL"), Mpower Holding Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the DGCL, does hereby certify as follows:

          1. The present name of the corporation is Mpower Holding Corporation, which is the same as the name under which the Corporation was originally incorporated. The date of filing the original Certificate of Incorporation of the Corporation (the "Original Certificate of Incorporation") with the Secretary of State was March 14, 2000. The Original Certificate of Incorporation was amended and restated on June 27, 2001 by the First Amended and Restated Certificate of Incorporation (the "First Amended and Restated Certificate of Incorporation").

          2. This Second Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate of Incorporation") amends and restates the First Amended and Restated Certificate of Incorporation, and has been duly adopted in accordance with Sections 242, 245 and 303 of the DGCL, pursuant to the authority granted to the Corporation prior to reorganization (the "Debtor") under Section 303 of the DGCL to put into effect and carry out the Debtor's Joint Plan of Reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Provision for the making of this Second Amended and Restated Certificate of Incorporation is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

          3. This Second Amended and Restated Certificate of Incorporation amends and restates the First Amended and Restated Certificate of Incorporation by striking out the First Amended and Restated Certificate of Incorporation in its entirety and substituting in lieu thereof the Second Amended and Restated Certificate of Incorporation hereinafter provided for.

          4. The text of the First Amended and Restated Certificate of Incorporation of the Corporation is amended and restated hereby to read as herein set forth in full:

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           MPOWER HOLDING CORPORATION



                                   ARTICLE I

                                      Name

          The name of the corporation is Mpower Holding Corporation (the "Corporation").

                                   ARTICLE II
                     Registered Office and Registered Agent

          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III
                                Corporate Purpose

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                  Capital Stock

          (1) Authorized Shares. The authorized capital stock of the Corporation shall consist of not more than 1,000,000,000 shares of stock which are divided into classes and which have such designations, preferences, limitations and relative rights as follows:

          (i) 1,000,000,000 shares of common stock with a par value of $.001 per share, designated as "Common Stock". Holders of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall be entitled, after payment of all prior claims, to receive ratably all assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation. Each holder of Common Stock of the Corporation at every meeting of the stockholders of the Corporation shall be entitled to one vote in person or by proxy for each share of Common Stock held by such holder.

          (ii) 50,000,000 shares of preferred stock of $.001 par value, designated as "Preferred Stock". The Board of Directors of the Corporation shall be authorized and empowered to divide any or all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered and authorized to fix and determine, in the manner provided by law, the following provisions of the shares of such series:

               (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;
               (b) The annual rate of dividends, if any, payable on shares of such series, whether dividends shall be cumulative and the conditions upon which and the date as of which such dividends shall be accumulated on all shares of such series;
               (c) The time or times when and the price or prices at which shares of such series shall be redeemable, if at all, and the sinking fund provisions, if any, for the purchase or redemption of such shares;
               (d) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;
               (e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and
               (f) Whether the shares of such series have voting rights and the extent of such voting rights, if any.

          (2) Assessment of Shares. The capital stock of the Corporation, after the amount of the subscription price has been paid, shall not be subject to pay debts of the Corporation, and no capital stock issues as fully paid up shall ever be assessable or assessed.

                                   ARTICLE V
                                   Directors

          (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors (the "Board of Directors").

          (2) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

          (3) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          (4) (a) Composition of Board of Directors. Pursuant to the Corporation's Joint Plan (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), the Board of Directors shall initially consist of seven (7) members (in each case used herein as defined in the Plan). Pursuant to the Plan, four (4) members of the Board of Directors (the "Noteholder Designees") shall be selected by the 2010 Noteholders (as defined in the Plan) and one (1) member (the "Preferred Stockholder Designee") of the Board of Directors shall be selected by the Preferred Stockholders (as defined in the Plan). If the class of Preferred Stockholders under the Plan votes to reject the Plan then five (5) members of the Board of Directors shall be selected by the 2010 Noteholders (in such case this additional Director selected by the 2010 Noteholders shall be a Noteholder Designee for all purposes hereunder). In the event that any seat on the Board of Directors held by a Noteholder Designee or Preferred Stockholder Designee, if any, is vacant, such vacancy shall be filled by the 2010 Noteholders if such vacant seat was held by a Noteholder Designee and the Preferred Stockholders if such vacant seat was held by the Preferred Stockholder Designee. On the Effective Date, one (1) member of the Board of Directors shall be the Corporation's Chief Executive Officer (the "CEO Director") and one (1) member (the "Company Director") of the Board of Directors shall initially be selected by the Board of Directors as constituted prior to the Effective Date.

          (b) Classification and Election of Board of Directors. The Board of Directors shall be separated into two classes. The first class ("Class I") shall be comprised of the CEO Director and the Company Director. The second class ("Class II") shall be comprised of the Noteholder Designees and, to the extent applicable, the Preferred Stockholder Designee. At the first annual meeting of the stockholders (an "Annual Meeting") after the Effective Date, the Directors comprising Class I, or their duly qualified successors, shall stand for election to the Board of Directors. At the second Annual Meeting after the Effective Date, the Directors comprising Class II, or their duly qualified successors, shall stand for election to the Board of Directors. Each class of directors shall have a term of office of two years and until their respective successors shall have been elected and qualified, or until a director's earlier resignation or removal.

                                   ARTICLE VI
               Indemnification of Directors, Officers and Others

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

          (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

          (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

          (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (11) It is the intent of this Corporation under this Article of this Second Amended and Restated Certificate of Incorporation that the indemnification provided hereunder extend only to the maximum amount permissible under the laws of the State of Delaware. To the extent that there is a conflict between the provisions set forth in this Article and the laws of the State of Delaware, such laws shall govern and if one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, the remaining portions of this Article shall remain in full force and effect only to the extent permissible under the laws of the State of Delaware.

                                  ARTICLE VII
                                    By-Laws

          The directors of the Corporation shall have the power to adopt, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VIII
                                   Amendment

          The Corporation reserves the right to amend, alter, change or repeal any provision of this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Second Amended and Restated Certificate of Incorporation are subject to this reservation.

                                   ARTICLE IX
                     Nonvoting Equity Securities Prohibited

          Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Plan) under the Plan, shall not issue nonvoting equity securities in connection with the Plan and shall comply, to the extent applicable, with Section 1123(a)(6) of the Bankruptcy Code. After the effective date of the Plan, and to the extent permissible under the Plan and the Bankruptcy Code, this Article IX may be amended or repealed by the affirmative vote of a majority of the outstanding stock entitled to vote thereon in accordance with Section 242 of the DGCL.

                                   ARTICLE X
                           Cancellation of Securities

          All shares of capital stock of the Corporation that are authorized, issued and outstanding, as well as any options, warrants, calls, subscriptions or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Corporation to issue, transfer or sell any shares of capital stock, immediately prior to the filing of this Second Amended and Restated Certificate of Incorporation shall be canceled on the Effective Date, and the holders thereof shall have no further rights with respect thereto, except as provided in the Plan.

          IN WITNESS WHEREOF, MPOWER HOLDING CORPORATION has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary on the ______day of _______, 2002.



                                       MPOWER HOLDING CORPORATION

                                       By:  ________________________
                                       Name:  Rolla P. Huff
                                       Title: Chief Executive Officer


ATTEST:

By: ___________________________
    Name:  Russell I. Zuckerman
    Title: Senior Vice President, General Counsel and Secretary

                      SECOND AMENDED AND RESTATED BY-LAWS
                          OF MPOWER HOLDING CORPORATION
                   (Adopted and Effective on _____ ___, 2002)


          These Second Amended and Restated By-laws (the "Second Amended and Restated By-laws") amend and restate the First Amended and Restated By-laws of Mpower Holding Corporation (the "Corporation") adopted on June 27, 2001 (the "First Amended and Restated By-laws"), and have been duly adopted in accordance with Sections 109 and 303 of the Delaware General Corporation Law (the "DGCL"), pursuant to the authority granted to the Corporation prior to reorganization (the "Debtor") under Section 303 of the DGCL to put into effect and carry out the Debtor's Joint Plan of Reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Provision for the making of these Second Amended and Restated By-laws is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

          These Second Amended and Restated By-laws amend and restate the First Amended and Restated By-laws by striking out the First Amended and Restated By-laws in their entirety and substituting in lieu thereof the Second Amended and Restated By-laws hereinafter provided for.

          The text of the First Amended and Restated By-laws is amended and restated hereby to read as herein set forth in full:

                          AMENDED AND RESTATED BY-LAWS
                          OF MPOWER HOLDING CORPORATION

                                   ARTICLE ONE
                                     OFFICES

          Section 1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

          Section 1.2 Other Offices. The Corporation may have offices at such place or places, within or without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors") may, from time to time, appoint or as the business of the Corporation may require or make desirable.

                                  ARTICLE TWO
                                 CAPITAL STOCK

          Section 2.1 Issuance and Notice. Certificates of each class of stock shall be numbered consecutively in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the Corporation shall be affixed thereto. In an appropriate place in the corporate records there shall be entered the name of the person owning the shares, the number of shares and the date of issue. Certificates of stock exchanged or returned shall be canceled and placed in the corporate records. Facsimile signatures may be utilized in accordance with Section 2.2 of this Article.

          Section 2.2 Transfer Agents and Registrars. The Board of Directors may appoint a transfer agent or agents and a registrar or registrars of transfer (other than the Corporation itself or an employee thereof) for the issuance of shares of stock of the Corporation and may require that all stock certificates bear the signature of such transfer agent and registrar. In the event a share certificate is authenticated by both the transfer agent and registrar, any share certificate may be signed by the facsimile of the signature of any of or any two of the Chief Executive Officer, President or Secretary printed thereon. If the same is countersigned by the transfer agent and registrar of the Corporation, the certificates bearing the facsimile of the signatures of the Chief Executive Officer, President or Secretary shall be valid in all respects as if such person or persons were still in office even though such person or persons shall have died or otherwise ceased to be officers.

          Section 2.3 Transfer. Upon the surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment of authority to transfer, it shall be the duty of the Corporation to issue a certificate to the person entitled thereto, to cancel the surrendered certificate and to record the transaction upon its books.

          Section 2.4 Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board of

Directors so requires, comply with such other conditions applicable to the circumstances as the Board of Directors may require, including the delivery of a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificates; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

          Section 2.5 Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on the books as the owner of shares entitled to receive dividends or to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          Section 2.6 Determining Stockholders of Record. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of Stockholders or the date for payment of any dividend. Such date shall serve as the record date for the determination of the Stockholders entitled to notice of and to vote at such meeting or to receive payment of such dividend. When a record date is so fixed, only Stockholders of record on that date shall be entitled to notice of and to vote at the meeting or to receive payment of any dividend, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

          Section 2.7 Voting. The holders of the Corporation's Common Stock (as defined in the Corporation's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation")) shall be entitled to one vote for each share of stock outstanding in their name. The holders of any class or series of preferred stock shall have the rights to vote specified in the Corporation's certificate of designations, rights, preferences and privileges governing such preferred stock filed in accordance with the laws of the State of Delaware.

          Section 2.8 Statement of Rights of Holders of Stock. So long as the Corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate of stock, or the certificate shall have a statement that the Corporation will furnish to any Stockholder upon request and without charge, a full or summary statement of the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof.

                                  ARTICLE THREE
                             STOCKHOLDERS' MEETINGS

          Section 3.1 Place of Meetings. All meetings of the Stockholders shall be held at the registered office of the Corporation or at such other place, either within or without the State of Delaware, as the Board of Directors may, from time to time, designate.

          Section 3.2 Annual Meeting. The first annual meeting of the Stockholders shall be held on or within six months after the first anniversary of the Effective Date. Thereafter, an annual meeting of the Stockholders shall be held each year at such time and date between January l and June 30 as shall be designated by the Board of Directors and stated in the notice of the meeting. If an annual meeting has not been called and held by June 30 of any year, such meeting may be called by the holders of ten percent (10%) or more of the voting power of the Corporation outstanding and entitled to vote. At such annual meeting, the Stockholders shall elect a Board of Directors by a plurality vote and transact such other business as may properly be brought before the meeting.

          Section 3.3 Special Meetings.

          A. Calling of Special Meetings. Unless otherwise prescribed by law or the Certificate of Incorporation, and subject to any rights of holders of any shares of preferred stock of the Corporation, special meetings of the Stockholders, for any purpose or purposes, may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the request in writing of a majority of the Board of Directors in office or the request in writing of Stockholders owning shares representing not less than twenty-five percent (25%) of the voting power of the Corporation issued and outstanding and entitled to vote.

          B. Permissible Matters. Business transacted at all special meetings shall be confined to the objects stated in the call.

          Section 3.4 Notice.

          A. Notice of Meetings. Notice of all meetings of Stockholders shall be given in writing to Stockholders entitled to vote signed by the Secretary or an Assistant Secretary or other person charged with that duty, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director, Officer or Stockholder.

          B. Method of Notice. A notice may be given by the Corporation to any Stockholder, either personally or by mail or other means of written communication, charges prepaid, addressed to the Stockholder at his address appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon, prepaid and addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation.

          C. Time of Notice. Notice of meeting of Stockholders shall be sent to each Stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

          D. Contents of Notice. Notice of any meeting of Stockholders shall specify the place, the day and the hour of the meeting and the purpose for calling the meeting.

          Section 3.5 Waiver of Notice. Notice of a meeting need not be given to any Stockholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Stockholder's waiver shall be deemed the equivalent of giving proper notice. Attendance of a Stockholder at a meeting, either in person or by proxy, shall by itself constitute a waiver of notice and a waiver of any and all objections to the time or place of the meeting or the manner in which it has been called or convened, unless a Stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

          Section 3.6 Presence by Telephone. Stockholders may participate in a meeting of the Stockholders by means of a conference telephone or similar communications equipment by which all participants in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

          Section 3.7 Quorum. The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Stockholders. If a quorum is present, action on a matter (other than the election of Directors) by the Stockholders is approved if the votes cast by the Stockholders favoring the action exceed the votes cast opposing the action unless provided otherwise (i) under the Certificate of Incorporation, (ii) under the rights and preferences of any class or series of stock authorized, or (iii) under Delaware law. When a quorum is once present to organize a meeting, the Stockholders present may continue to do business at the meeting until adjournment even though enough Stockholders withdraw to leave less than a quorum.

          Section 3.8 Adjournment. Any meeting of the Stockholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Notwithstanding the preceding sentence, if the Board of Directors fixes a new record date for the adjourned meeting with respect to who can vote at such meeting, then notice of the adjourned meeting shall be given to each Stockholder of record on the new record date who is entitled to vote at such meeting, which notice shall be given in accordance with the provisions of Section 3.4 hereof. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

          Section 3.9 Voting Rights. Each Stockholder shall be entitled at each Stockholders' meeting to one vote for each share of the capital stock having voting power held by such Stockholder except as otherwise provided (i) under the Certificate of Incorporation, or (ii) any certificate of rights, designations, preferences and privileges of any class of capital stock of the Corporation filed in accordance with the laws of the State of Delaware. Neither treasury shares nor shares held by a subsidiary of the Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          Section 3.10 Proxies. A Stockholder entitled to vote may vote in person or by proxy executed in writing by the Stockholder or by his attorney-in-fact. If any Stockholder designates two or more persons to act as proxies, a majority of those present at the meeting, or if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such Stockholder upon all of the persons so designated unless the Stockholder shall otherwise provide. A proxy shall not be valid after six (6) months from the date of its execution unless it is coupled with an interest, or unless a longer period is expressly stated in such proxy, which may not exceed seven (7) years from the date of its creation. Every proxy shall be revocable at the pleasure of the Stockholder executing it except as may be otherwise provided in the Delaware General Corporation Law (the "DGCL").

          Section 3.11 Election Judges. The Board of Directors, or if the Board of Directors shall not have made the appointment, the chairman presiding at any meeting of Stockholders, shall appoint two or more persons to act as election judges to receive, canvass, certify and report the votes cast by the Stockholders at such meeting; but no candidate for the office of Director shall be appointed as an election judge at any meeting for the election of Directors.

          Section 3.12 Chairman of Meeting. The Chairman of the Board shall preside at all meetings of the Stockholders; and, in the absence of the Chairman of the Board, the Chief Executive Officer shall serve as chairman of the meeting.

          Section 3.13 Secretary of Meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Stockholders; and, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 3.14 No Stockholder Action Without a Meeting. Any action required or permitted to be taken by the Corporation's Stockholders must be effected at a duly called annual or special meeting.

                                  ARTICLE FOUR
                                   DIRECTORS

          Section 4.1 Management of Business. Subject to these By-laws, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors which shall have and which may exercise all of the powers that may be exercised or performed by the Corporation.

          Section 4.2 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist, unless as otherwise provided in the Certificate of Incorporation, of such number of members, not less than three nor more than nine, as shall be determined from time to time by resolution of the Board of Directors at any meeting of the Board of Directors or by the unanimous written consent of the Board of Directors. Each member of the Board of Directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote for the election of Directors. None of the Directors need be a resident of the State of Delaware or hold shares of stock in the Corporation.

          Section 4.3 Vacancies.

          A. When Vacancies Occur. Vacancies in the Board of Directors shall exist in the case of happening of any of the following events: (1) the death, resignation or removal of any Directors; (2) a declaration of vacancy by the Board of Directors as provided in Paragraph B below; (3) the authorized number of Directors is increased by resolution of the Board of Directors; or (4) at any meeting of Stockholders at which the Directors are elected, the

Stockholders fail to elect the full authorized number of Directors to be voted for at that meeting. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term in office.

          B. Declaration of Vacancy. The Board of Directors may declare vacant the office of any Director in either of the following cases: (1) if he is declared of unsound mind by an appropriate court order or convicted of a felony; or (2) if within sixty (60) days after notice of his election he does not accept the office either in writing or by attending a meeting of the Board of Directors.

          C. Filling Vacancies. Unless the Certificate of Incorporation or a provision of these By-laws approved by the Stockholders provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy. If the Directors remaining in office do not constitute a quorum of the Board of Directors, the Directors may fill the vacancy by affirmative vote of a majority of all the Directors remaining in office. Such appointment by the Stockholders or Directors shall continue until the expiration of the term of the Director whose place has become vacant.

          Section 4.4 Compensation. For their services as Directors, the Directors may receive a fixed sum salary and reimbursement of expenses of attendance at each meeting of the Board as approved by the Stockholders or Board of Directors from time to time. A Director may serve the Corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.

                                   ARTICLE FIVE
                              DIRECTORS' MEETINGS

          Section 5.1 Place of Meetings. The meetings of the Board of Directors may be held at the registered office of the Corporation or at any place, within or without the State of Delaware, which a majority of the Board of Directors may, from time to time, designate.

          Section 5.2 Annual Meeting. The Board of Directors shall meet each year immediately following the annual meeting of the Stockholders at the place such Stockholders' meeting was held or at such other time, date and place as a majority of the Board of Directors may designate. At such annual meeting, Officers shall be elected and such other business may be transacted which is within the powers of the Directors. Notice of the annual meeting of the Board of Directors need not be given.

          Section 5.3 Regular Meetings.

          A. When Regular Meetings Held. Regular meetings of the Board of Directors (which includes the annual meeting) shall be held not less than every three (3) months.

          B. Call of Regular Meetings. All regular meetings of the Board of Directors of the Corporation shall be called by the Chairman of the Board, the Chief Executive Officer or by the President.

          C. Notice of Regular Meetings. Written notice of the time and place of the regular meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including facsimile transmission) at least two (2) business days before the meeting.

          Section 5.4 Special Meetings.

          A. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by any two Directors.

          B. Notice of Special Meeting. Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including facsimile transmission) at least two (2) business days before the meeting.

          Section 5.5 Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board of Directors, either before or after the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business on the grounds that the meeting has not been lawfully called or convened.

          Section 5.6 Purpose of Meeting. Neither the business to be transacted at a regular or special meeting, nor the purpose of such meeting, need be specified in the notice or waiver of notice of such meeting.

          Section 5.7 Presence by Telephone. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting.

          Section 5.8 Quorum. Unless otherwise permitted by the DGCL, at meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business. Unless otherwise permitted by the DGCL, only when a quorum is present may the Board of Directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of Directors in attendance shall be the acts of the Board of Directors.

          Section 5.9 Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

          Section 5.10 Manifestation of Dissent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

          Section 5.11 Action by Consent. If all of the Directors, severally or collectively, consent in writing to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

          Section 5.12 Committees. The Board of Directors may from time to time, by majority resolution of the full Board of Directors, appoint from among its members such Committees as the Board of Directors may determine. The members of the Executive Committee, if there is one, shall include the Chief Executive Officer, the President, Chief Financial Officer and such other persons designated by the Board of Directors. If an Executive Committee is formed, such Committee shall, during the interval between meetings of the Board of Directors, advise and aid the Officers of the Corporation in all matters in the Corporation's interest and the management of its business and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may delegate to the Executive Committee authority to exercise all powers of the Board of Directors, excepting powers which may not be delegated to such Committee under Delaware law, while the Board of Directors is not in session. Vacancies in the membership of any Committee which shall be so appointed by the Board of Directors shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. All committees shall keep regular minutes of their proceedings and report the same to the full Board when requested or required.

                                  ARTICLE SIX
                                    OFFICERS

          Section 6.1 Officers. The Officers of the Corporation shall consist of those Officers, if any, as the Board of Directors shall designate from time to time. Upon such action by the Board of Directors, the officers of the Corporation may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, a Vice President or Vice Presidents, Secretary, Treasurer and Assistants to the Vice President, Secretary or Treasurer. The Officers shall be elected by and shall serve at the pleasure of the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

          Section 6.2 Duties of Officers. All Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as hereinafter provided in these By-laws or as may be determined by action of the Board of Directors to the extent not inconsistent with these By-laws.

          Section 6.3 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. He shall, where present, preside at all meetings of the Board of Directors. In general, he shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 6.4 Chief Executive Officer. The Chief Executive Officer of the Corporation, subject to the control of the entire Board of Directors, shall in general manage, supervise and control all of the business and affairs of the Corporation. He shall present at each annual meeting of Stockholders a report of the business of the Corporation for the preceding fiscal year. He may execute certificates for shares of the Corporation, any deeds, mortgages, bonds or other contracts pursuant to authority (which may be general authority) from the Board of Directors, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 6.5 Vice Chairman of the Board. The Vice Chairman of the Board, if there is one, shall serve in the place of the Chairman of the Board in the absence of the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors from time to time.

          Section 6.6 President. The President shall be the Chief Operating Officer of the Corporation and shall have the responsibility for the general supervision of the day-to-day business affairs of the Corporation. He shall be responsible for the day-to-day administration of the Corporation, including general supervision of the implementation of the policies of the Corporation, general and active management of the financial affairs of the Corporation and may execute certificates for shares of the Corporation, deeds, mortgages, bonds or other contracts under the seal of the Corporation pursuant to authority (which may be general authority) from the Board of Directors except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The President shall also perform whatever other duties the Board of Directors may from time to time prescribe.

          Section 6.7 Vice Presidents. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors or the Chief Executive Officer may designate the order of seniority of Vice Presidents, in the event there is more than one, and may designate one or more Vice Presidents as Senior Vice Presidents. The duties and powers of the President shall disburse first to the Senior Vice President or to the Vice Presidents in the order of seniority specified by the Board of Directors or the Chief Executive Officer.

          Section 6.8 Secretary. The Secretary shall (i) keep minutes of all meetings of the Stockholders and Directors, (ii) have charge of the minute books, stock books and seal of the Corporation, (iii) may execute certificates for shares of the Corporation and (iv) perform such other duties and have such other powers as may, from time to time, be delegated to him by the Board of Directors or the Chief Executive Officer.

          Section 6.9 Treasurer. The Treasurer shall:

               (1) Funds - Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be authorized by the Board of Directors.

               (2) Funds - Receipt. Give receipts for all moneys due and payable to the Corporation.

               (3) Funds - Disbursement. Disburse the funds of the Corporation, keeping proper vouchers for such disbursements.

               (4) Maintain Accounts. Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

               (5) Other Duties. Perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

          Section 6.10 Assistant Vice Presidents, Assistant Secretary and Assistant Treasurer. Assistants to the Vice Presidents, Secretary and Treasurer may be appointed and shall have such duties as shall be delegated to them by the Board of Directors or the Chief Executive Officer.

          Section 6.11 Delegation of Duties. In case of the absence of any Officer of the Corporation, or for any other reason and for any duration that the Board of Directors may deem advisable, the Board of Directors may delegate the powers or duties, or any of them, of such Officer to any other Officer, or to any Director, provided a majority of the entire Board of Directors concurs therein.

          Section 6.12 Removal of Officers. Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in the judgment of a majority of the members of the Board of Directors, the best interest of the Corporation will be served thereby. The removal of any such Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, the election or appointment of an Officer shall not in and of itself create any contract rights.

          Section 6.13 Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The Officer so elected shall hold office until his successor is chosen and qualified.

          Section 6.14 Compensation. The Board of Directors shall prescribe or fix the salaries, bonuses, pensions, benefits under pension plans and profit sharing plans, stock option plans and all other plans, benefits and compensation to be paid or allowed to or in respect of (i) all Officers and any or all employees of the Corporation, including Officers and employees who may also be Directors of the Corporation and (ii) the Directors of the Corporation, as such. Directors of the Corporation shall not be disqualified from voting on their own or any other person's plan, benefit or compensation to be paid by the Corporation merely because they or such other person is a Director or an Officer or an employee of the Corporation. The Board of

Directors may delegate these functions to any Officer not a Director except those determinations involving an Officer or Director.

                                  ARTICLE SEVEN
                                      SEAL

          Section 7.1 Seal. The seal of the Corporation shall be in such form as the Board of Directors may, from time to time, determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the words "Corporate Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these By-laws or by the Chairman of the Board, the Chief Executive Officer, the President or Board of Directors.

                                 ARTICLE EIGHT
                                   AMENDMENTS

          Section 8.1 Amendments. These By-laws may be amended at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors except as otherwise provided herein or except as prohibited by law.

                                  ARTICLE NINE
                          INDEMNIFICATION AND INSURANCE

          Section 9.1 Indemnification.

          A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          C. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01A and B of these By-laws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          D. Any indemnification under Section 9.01A and B of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Section 9.01A and B of these By-laws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

          E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          G. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          H. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

          I. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 9.2 Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the DGCL.

                                   ARTICLE TEN
                                    DEALINGS

          Section 10.1 Related Transactions. No contract or other transaction between this Corporation and any other firm, association or Corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are interested in or are members, Stockholders, governors or directors of such firm, association or Corporation; and no contract, act or transaction of this Corporation with any individual firm, association or Corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are parties to or interested in such contract, act or transaction or are in any way connected with such individual, firm, association or Corporation. Each and every individual who may become a member of the Board of Directors of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with this Corporation for the benefit of himself or herself or any firm, association or Corporation in which he or she may in any way be interested. Notwithstanding the above, the provisions of this Section 10.1 shall be applicable only in the absence of fraud and only where the interest in such transaction of an interested party has been disclosed and the interested party, if a Director, has abstained from a vote thereon.

                                  ARTICLE ELEVEN
                             DIVIDENDS AND RESERVES

          Section 11.1 Dividends. The Board of Directors of the Corporation may from time to time declare, and in such event the Corporation shall pay, dividends on the Corporation's outstanding shares in cash, property or the Corporation's own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation or any applicable law, subject to the following:

          A. Dividends may be declared and paid in the Corporation's own shares out of any treasury shares that have been reacquired by the Corporation.

          B. Dividends may be declared and paid in the Corporation's own authorized but unissued shares, provided that such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount at least equal to the aggregate par value of the shares to be issued as a dividend.

          C. The Corporation shall have the use of any cash or property declared as a dividend that is unclaimed until the time it escheats to the applicable jurisdiction. Any stock declared as a dividend or unclaimed shall be voted by the Board of Directors.

          Section 11.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created.

                                  ARTICLE TWELVE
                           CORPORATE BOOKS AND RECORDS

          Section 12.1 Minutes of Corporate Meetings. The Corporation shall keep at its principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Stockholders, with the time and place of holding, whether annual, regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

          Section 12.2 Share Register. The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Stockholders and their addresses, the number of shares held by each and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the Corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form.

                                 ARTICLE THIRTEEN
                               GENERAL PROVISIONS

          Section 13.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          Section 13.2 Authority for Execution of Contracts and Instruments. The Board of Directors, except as otherwise provided in these By-laws, may authorize any Officer or Officers, agent or agents to enter into any contract or execute and delivery any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specified instances; and, unless so authorized, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

          Section 13.3 Signing of Checks, Drafts, Etc. All checks, drafts or other order for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      Exhibit B TO THE DEBTOR'S FIRST AMENDED JOINT PLAN OF REORGANIZATION

List of Directors of Reorganized Mpower Holding Corporation's Board of Directors

List of Directors of Reorganized Mpower Holding Corporation's Board of Directors

          The following table provides information concerning the proposed directors of Reorganized Mpower Holding Corporation:

Name                          Age     Position
----                          ---     --------

Michael M. Earley ........... 45      Director
Rolla P. Huff................ 45      Chief Executive Officer and Director
Martin Mucci ................ 44      Director
James E. Ott ................ 34      Director
Richard L. Shorten, Jr....... 35      Director
Joseph M. Wetzel............. 46      President, Chief Operating Officer and
                                      Director

          Michael M. Earley has been a director and/or senior executive at more than 30 businesses over the course of 25 years and has managed a variety of business transitions ranging from initial offerings to bankruptcy restructurings. Most recently, he was a consultant to and acting President of Collins Associates, an institutional money management firm. Previously, Mr. Earley was principal and owner of Triton Group Management, Inc., a provider of management and project consulting services, held a variety of offices, including President, with Triton Group, Ltd., a restructured public holding company, and was Senior Vice President, Chief Financial Officer and Director of Intermark, Inc., a public diversified holding company. Mr. Earley began his career at Ernst & Whinney. Mr. Earley received a B.A. in Business Administration and a B.A. in accounting, each with honors, from the University of San Diego in 1978.

          Rolla P. Huff currently serves as chief executive officer and chairman of the Board of Directors of Mpower Holding. Mr. Huff was elected as Mpower Holding's chief executive officer and president and as a member of Mpower Holding's Board of Directors and served in that role from November 1999 through July 2001. From March 1999 to September 1999, Mr. Huff served as president and chief operating officer of Frontier Corporation and served as executive vice president and chief financial officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was president of AT&T Wireless for the Central U.S. region and served as senior vice president and chief financial officer of that company from March 1995 to July 1997. From July 1994 to March 1995, Mr. Huff was financial vice president of mergers and acquisitions for AT&T.

          Martin Mucci is a leading executive with more than twenty years of experience in the telecommunications industry. Most recently, Mr. Mucci served as Chief Operating Officer of Frontier-A Citizens Communications Company, a telecommunications company with over $2 billion in annual revenues, 7000 employees, and 1.5 million customers in 27 states. During the preceding twenty years, Mr. Mucci has held executive positions at several predecessors to Frontier in the Rochester, New York area, rising through the ranks from Analyst-Marketing Requirements and Regulatory to Chief Executive Officer and President of Telephone Operations. Mr. Mucci received an M.B.A. from the University of Rochester's William E. Simon Graduate School of Business and a B.S. in accounting from St. John Fisher College.

          James E. Ott is a Vice President of Equity Research at Hibernia Southcoast Capital where he was responsible for initiating coverage of the telecommunications services industry. Previously, Mr. Ott was a manager in the Telecommunications Corporate Finance Department of Deloitte & Touche, where he developed and implemented a business plan to develop the firm's presence in the telecommunications and media corporate finance sectors, and a Vice President and an Associate in the Corporate Finance Department of Chaffe & Associates, Inc. Mr. Ott received a M.B.A., with a concentration in finance, from the University of Texas at Austin in 1993 and a B.S.M., also with a concentration in finance, from Tulane University in 1990.

          Richard L. Shorten, Jr. is a Managing Director with Pacific Alliance Limited, LLC, a financial advisory, strategic consulting and merchant banking boutique that focuses upon the telecommunications and information technology sectors. Previously, Mr. Shorten was an Executive Vice President and Director of Graphnet, Inc., a data messaging solutions provider, where he managed and oversaw a complex company reorganization, a Senior Vice President of Viatel, Inc., a global communications provider, and a Senior Vice President of Destia Communications, Inc, a communications services provider, where he had global oversight over all legal and regulatory matters and assumed interim CFO responsibilities. Mr. Shorten began his career as an attorney with the law firm of Cravath, Swaine and Moore. Mr. Shorten received a J.D., with honors, from Rutgers Law School in 1992 and a B.A. in Economics from Colgate University in 1989.

          Joseph M. Wetzel currently serves as Mpower Holding's president and chief operating officer. Mr. Wetzel joined our company as president of operations in August 2000, and served that role from August 2000 through July 2001. He was elected to Mpower Holding's Board of Directors on March 1, 2002. From 1997 to 2000, Mr. Wetzel was vice president of technology with MediaOne Group and from 1993 to 1997 was vice president of technology with MediaOne's multimedia group. From 1986 to 1993, Mr. Wetzel served in numerous positions with US West Advanced Technologies including senior director, technical management and program management.

      EXHIBIT C TO THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

            Key Employee Option Plan for Reorganized Mpower Holding

                           MPOWER HOLDING CORPORATION

                             2002 STOCK OPTION PLAN

     1. Purpose and Effect of the Plan. This Stock Option Plan (the "Plan") is intended to promote the interests of Mpower Holding Corporation, a Delaware corporation (the "Company") and its owners by encouraging certain selected key employees (including officers of the Company), consultants and Board of Directors members who will be responsible for the future growth and continued development of the Company to own, and to increase their ownership of, the Company's Shares thereby giving them, as owners, an increased personal interest in, and a greater concern for, the Company's success and progress. The Plan is also intended to aid the Company in competing with other enterprises for the services of new executives and key employees needed to help insure continued development.

     2. Name. The Plan shall be known as "Mpower Holding Corporation 2002 Stock Option Plan."


     3. Definition of Terms. In addition to words and terms that may be defined elsewhere in the Plan, the following words and terms as used in the Plan shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms.

          A. "Board" shall mean the Board of Directors of the Company.

          B. "Change of Control" shall mean:

         (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

         (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

         (c) A change in the composition of the Board, as a result of which one-third or more of the incumbent directors are not directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

         (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          C. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          D. "Committee" shall have the meaning set forth in Item 5 hereof.

          E. "Common Stock" shall mean the common stock of the Company, $0.001 par value per share.

          F. "Employee" shall mean any employee of the Company, including officers or directors of the Company who are employees of the Company.

          G. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          H. "Fair Market Value" shall mean the fair market value of a share of Common Stock on a particular date determined as follows. In the event the Company's Common Stock is listed on an established stock exchange, Fair Market Value shall be deemed to be the closing price of the Company's Common Stock on such stock exchange on such date or, if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, the Fair Market Value shall be determined as such price for the next preceding day upon which a sale shall have occurred. In the event the Company's Common Stock is not listed upon an established exchange but is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value shall be deemed to be the closing sale price (if included in the national market list) or the mean between the closing dealer "bid" and "asked" prices for the Company's Common Stock as quoted on NASDAQ for such date, and if no closing sale price or "bid" and "asked" prices are quoted for that day, the Fair Market Value shall be determined by reference to such prices on the next preceding day on which such prices are quoted. In the event the Company's said Common Stock is neither listed on an established stock exchange nor quoted on NASDAQ, the Fair Market Value on such date shall be determined by the Committee.

          I. "ISO" shall mean any Option under this Plan which is intended to be an incentive stock option under Code Section 422.

          J. "Non-Employee Director" shall have the meaning given that term by Rule 16b-3 promulgated under the Exchange Act.

          K. "Non-Employees" shall mean any consultant of the Company or director of the Company who is not an employee of the Company.

          L. "NQSO" shall mean any Option granted under this Plan which is not intended to qualify as an incentive stock option under Code Section 422.

          M. "Option" shall mean a stock option, whether an ISO or NQSO, granted under the Plan.

          N. "Option Price" shall mean the purchase price of a Share of Common Stock under an Option.

          O. "Participant" shall mean an Employee or Non-Employee to whom an Option is granted under the Plan.

          P. "Parent" shall mean any corporation which at the time qualifies as a parent of the Company under the definition of "parent corporation" contained in Code Section 424(c).

          Q. "SEC" shall mean the Securities and Exchange Commission.

          R. "Shares" shall represent the shares of Common Stock in the Company that may be acquired by exercise of Options hereunder.

          S. "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code Section 424(f).

     4. Characterization of Options. Options granted in accordance with the terms hereof within the limits prescribed by Item 9A(iv) hereof and which are specified in the option agreement as intended to be incentive stock options, are to be incentive stock options as provided in Code Section 422. All other Options granted hereunder shall be nonqualified options as provided in Code Section 83.

     5. Administration. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of not less than two members all of whom shall be Non-Employee Directors.

          A. The Committee shall be appointed by the Board from its membership. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board.

          B. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make such other determinations and take such other action as it deems necessary or desirable for the administration of the Plan and the protection of the Company except as otherwise reserved to the Board or the stockholders of the Company. Without limiting the generality of the foregoing, the Committee, in its discretion, may treat all or any part of any period during which a Participant is on military duty or on an approved leave of absence from the Company as a period of employment of such Participant by the Company for purposes of accrual of his rights under his Option. In addition, the Committee shall have the specific authority to grant Options with different terms to different Participants and shall further have the specific authority to require a minimum holding period between the grant and exercise of any Option, to determine that the Options granted to a Participant may be exercised only in installments, to accelerate the vesting of any Option and to specify such conditions precedent to the exercise of any Option as the Committee may deem advisable. The Committee may at any time, with the consent of the Participant, at its sole discretion, cancel any Option and issue to the Participant a new Option for any equivalent or lesser number of Shares, and at a lesser Option Price. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

          C. No member of the Committee shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     6. Shares Subject to Plan. Options may be granted by the Company from time to time to purchase an aggregate of 7,222,222 Shares subject to adjustment as provided in Item 11 below. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued Shares or Shares repurchased by the Company. If any Option granted under the Plan shall terminate, expire or, with the consent of the Participant, be canceled as to any Shares, new Options may thereafter be granted covering any such Shares. The Options granted to a Participant in any single fiscal year shall not cover more than the total number of Shares available for grant under the Plan, subject to adjustment as provided in Item 11 below.

     7. Eligibility. Options may be granted to those Employees and Non-Employees of the Company selected by the Committee in its sole discretion from time to time who have and exercise key management functions for the Company or who discharge other responsibilities important to the success of the Company. Notwithstanding anything to the contrary in this Plan, Options may be granted to a director who is a member of the Committee if otherwise exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, SEC interpretations thereof or any subsequently promulgated rule or regulation. The granting of an Option to any Participant shall neither entitle such Participant to, nor disqualify such Participant from participation in any future Option grants.

     8. Grant of Options. The Committee shall have the authority, subject to the terms of the Plan, to: (a) determine and designate from time to time those key employees (including officers), consultants and directors to whom Options are to be granted; (b) determine the number of Shares subject to each Option;
(c) determine the duration of the exercise period for any Option; (d) determine that the Options granted to a Participant may be exercised only in installments; and (e) specify such other terms and conditions of each Option as the Committee in its sole discretion deems advisable. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee.

     9. Terms and Conditions of Options. Each Option shall be evidenced by an Option Agreement which shall contain such terms and conditions consistent with the provisions of the Plan as may be approved by the Committee and shall be signed by an officer of the Company and the Participant. Each Option granted under the Plan shall be subject to such terms and conditions as follows:

          A. Terms of ISO's. ISO's granted hereunder shall be subject to the terms and conditions contained in subparagraphs (i)-(viii) below and to such other terms and conditions as the Committee may deem appropriate; provided, however, that no Option that is intended to qualify as an ISO shall be subject to any condition that is inconsistent with the provisions of Code Section 422(b).

               (i) Option Period. Each ISO Option Agreement shall specify the period during which the ISO thereunder is exercisable (which shall not exceed ten years from the date of grant) and shall provide that the ISO shall expire at the end of such period.

               (ii) Option Price. The Option Price per share shall be determined by the Committee at the time any ISO is granted and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date that the ISO is granted. Such price shall be subject to adjustment as provided in Item 11.

               (iii) Ten Percent Stockholders. ISO's shall not be granted to any Employee who, immediately before the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary; provided, however, that this prohibition shall not apply if at the time such ISO is granted the Option Price is at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock and such ISO is not exercisable after the expiration of five (5) years from the date such ISO is granted.

               (iv) Limit on Incentive Stock Options. To the extent the aggregate Fair Market Value of the shares (valued at the time of grant in accordance with subparagraph (ii) above) with respect to which ISO's (determined without regard to this subparagraph (iv)) are exercisable for the first time by any individual during any calendar year (under all incentive stock option plans of the Company and any Parent and Subsidiary) exceeds $100,000, such ISO's in excess of $100,000 shall be treated as Options which are NQSO's. This subparagraph (iv) shall be applied by taking ISO's into account in the order in which they were granted.

               (v) Termination of Employment other than as a Result of Death or Disability. An ISO of any Participant who shall cease to be an Employee other than as a result of his death or disability (as defined in (vi) below) shall be exercisable only to the extent exercisable on the date of termination of employment and must be exercised on or before the option expiration date specified in the Option Agreement but in no event later than the date that is three (3) months following the date of termination of employment. To the extent any

          ISO is not exercisable on the date of termination of employment, such ISO shall terminate on the date of termination of employment. To the extent any ISO is not exercised within the time period provided, such ISO shall terminate as of the date of expiration of such time period. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of any Participant or shall interfere or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

               (vi) Termination of Employment as a Result of Death or Disability. In the event of the death or disability of the Participant while in the employ of the Company, the personal representative of the Participant (in the event of his death) or the Participant (in the event of his disability) may, subject to the provisions hereof and before the date (the "Option Termination Date") specified in the ISO Option Agreement, which date is not later than the earlier of the ISO's expiration date or the expiration of one (1) year after the date of such death or disability, exercise the ISO granted to such Participant to the same extent the Participant might have exercised such ISO on the date of his death or disability, but, unless otherwise provided in the ISO Option Agreement, not further or otherwise. To the extent any ISO is not, and does not in accordance with the terms of the Option Agreement become, exercisable as of the date of the death or disability of Participant, such ISO shall terminate on the date of death or disability. To the extent any ISO is not exercised within the time period provided, such ISO shall terminate as of the date of expiration of such time period. Fur purposes of this subparagraph
          (vi), a Participant shall be considered to be subject to a disability when such Participant is disabled within the meaning of Code Section 22(e)(3), and the date of any such disability shall be deemed to be the date following the last day the Participant performed services for the Company.

               (vii) Period to Exercise Option. Any ISO granted hereunder may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it shall have then become exercisable. An ISO granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Committee grants an ISO or ISO's exercisable in more than one installment, and if the employment of a Participant holding such ISO is terminated, then unless the ISO Option Agreement provides otherwise, the ISO shall be exercisable in accordance with the terms of subparagraph (v) or (vi) only as to such number of shares as to which the Participant had the right to exercise the ISO on the date of termination of employment.

               (viii) Non-Employees. No ISO may be granted to any person who is a Non-Employee.

          B. Terms of NQSO's. NQSO's granted hereunder shall be subject to the terms and conditions contained in subparagraphs (i)-(iii) below and to such other terms and conditions as the Committee may deem appropriate.

               (i) Option Period. Each NQSO Option Agreement shall specify the period during which the Option thereunder is exercisable (which shall not exceed ten years from the date of grant) and shall provide that the NQSO shall expire at the end of such period.

               (ii) Option Price. The Option Price per Share shall be determined by the Committee at the time any NQSO is granted. Such price shall be subject to adjustments as provided in Item 11.

               (iii) Period to Exercise Option. Any NQSO granted hereunder may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which it shall have then become exercisable. An NQSO granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Committee grants an Option exercisable in more than one installment, and if the employment of an Employee-Participant holding such Option is terminated, then unless the Option Agreement provides otherwise, the Option shall be exercisable only as to such number of Shares as to which the Participant had the right to exercise the Option on the date of termination of employment.

               (iv) Restrictions on Grants to Non-Employee Directors. Any NQSO granted hereunder to a Non-Employee Director shall provide that the Shares received upon exercise of the Option may not be disposed of before the first day following the six month anniversary of the date the Option was granted.

     10. Exercise of Option. The exercise of any Option under the Plan shall be subject to the provisions of Paragraphs A, B and C below.

          A. Method of Exercising Option. Any Option granted hereunder or any portion thereof (in whole Shares only) may be exercised by the Participant by
(i) delivering to the Company at its main office (attention its Secretary, Assistant Secretary or Chief Financial Officer) written notice which shall set forth the Participant's election to exercise a portion or all of his Option, the number of Shares with respect to which the Option rights are being exercised, and such other representations and agreements as may be required by the Company to comply with applicable securities laws and loan agreements to which the Company is a party, and (ii) paying in full the Option Price of the Shares purchased. Upon receipt of such notice and payment, the Company shall issue and deliver to the Participant a certificate for the number of Shares with respect to which Options were so exercised. In the Option Agreement, the Committee may require the exercise of Options by any Participant to comply with the requirements of the SEC.

          B. Payment of Option Price. The Option Price of the Shares as to which an Option is exercised shall be paid in full to the Company at the time of exercise. The payment may be made either in cash or its equivalent or, where permitted by law and approved by the Committee in its sole discretion: (i) by delivery of a promissory note on terms and conditions acceptable to the Committee; (ii) by cancellation of indebtedness of the Company to the Participant; (iii) by surrender of shares of Common Stock of the Company having a Fair Market

Value equal to the exercise price of the Option; (iv) by instructing the Company to withhold shares otherwise issuable pursuant to an exercise of an Option having a Fair Market Value equal to the exercise price of the Option (including withheld shares); (v) by waiver of compensation due or accrued to the Participant for services rendered; or (vi) by any other means approved by the Committee. Participants who are not Employees shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares so purchased.

          Notwithstanding anything to the contrary above, the Committee, in its discretion, may suspend or terminate the right of participants to pay in a form other than cash should the Committee deem such action to be in the best interests of the Company.

          C. Withholding Taxes. The Company may, in its discretion, require a Participant to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require a Participant to place Shares purchased under the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the gross income of the Participant as a result of the exercise of an Option or the disposition of Shares acquired pursuant thereto. At such time, the Company, in its discretion, may require the Participant to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of Shares, in which case the Shares will be released from escrow to the Participant.

          D. No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional Shares may be issued under the Plan.

     11. Capital Adjustments. The number and price of Shares covered by each Option, the number of Shares that become exercisable at any one time and the total number of Shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any Share dividend, Share split or Share combination or any recapitalization of the Company. No Option granted pursuant to this Plan which was intended to be an incentive stock option at the time of grant shall be adjusted in a manner that causes the Option to fail to qualify as an incentive stock option within the meaning of Code Section 422. Except as expressly provided in this Item 11, the Participant shall have no rights by reason of any change in the Shares of the Company. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Committee shall have the sole discretion to make all interpretations and terminations required under this Item to the extent it deems equitable and appropriate.

     12. Effect of Change of Control. Every Option granted under this Plan shall become immediately exercisable as to all of the Common Shares subject to such Option upon the first to occur of: (a) a Change of Control with respect to the Company, or (b) approval by the stockholders of the Company of a transaction which would constitute a Change of Control.

     13. Company's Right to Redeem Options. Any provision of this Plan to the contrary notwithstanding, in the event the Company is a party to an agreement to sell all or substantially all of its assets, a merger or other reorganization, all outstanding Options shall be subject to the agreement of sale, merger or reorganization which may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its Parent, for their continuation by the Company (if it is the surviving corporation), for accelerated termination and redemption of Options in stock or cash, or for other arrangements which provide the Participant with a per share economic benefit at least equal to the difference between the fair market value (as reasonably determined by the Board) of the consideration received for each Share in the transaction and the Option Price.

     14. Reservation of Shares. The Company, during the term of any Options granted hereunder, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Options granted under the Plan. If, in the opinion of the Company's counsel, the issuance or sale of any Shares hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary for such issuance or sale, the Company shall not be obligated to issue or sell any such Shares.

     15. Securities Laws. Upon the exercise of an Option at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a current registration statement relating to the Shares to be received upon such exercise, the Participant shall represent and warrant in writing to the Company that the Shares purchased are being acquired for investment and not with a view to the distribution thereof and shall agree to the imposition of a legend on the certificate or certificates representing said Shares in substantially the following form and such other restrictive legends as are required or advisable under the provision of any applicable laws:

          This share certificate and the Shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under the securities laws of any state and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and any other applicable state law with respect to such Shares at such time; or (ii) an opinion of counsel satisfactory to the Company and its counsel to the effect that such transfer at such time will not violate the Act or any applicable state securities laws; or (iii) a "no action" letter from the Securities and Exchange Commission and a comparable ruling from any applicable state agency with respect to such state's securities laws.

          No Shares shall be issued or sold upon the exercise of any Option unless and until (i) the full amount of the purchase price has been paid as provided in Item 10 hereof and (ii) the then applicable requirements of the Act, the applicable securities laws of any other jurisdiction, as any of the same may be amended, the rules and regulations of the SEC and any other regulations of any securities exchange on which the Shares may be listed shall have been fully complied with and satisfied.

     16. Transferability and Options. No Option shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of the Plan. During the life of a Participant, the Option shall be exercisable only by such Participant. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of an Option and any levy, execution, attachment or similar process on an Option shall be null and void.

     17. No Rights as Stockholders. A Participant shall not have any rights as a stockholder with respect to any Shares covered by any Option granted hereunder until the issuance of a certificate for such Shares. No adjustment shall be made on the issuance of a share certificate to a Participant as to any distributions or other rights for which the record date occurred prior to the date of issuance of such certificate.

     18. Indemnification and Exculpation. Each person who is or shall have been a member of the Management Committee or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, costs, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless. Each member of the Board or of the Committee and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company, be held liable for any determination made, or other action taken, or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken, or any omission to act, when any such determination, action or omission is made in good faith.

     19. Use of Proceeds. Proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

     20. Amendment and Discontinuance. The Board of the Company may terminate or amend the Plan in any respect at any time, except that no action of the Board may alter or impair a Participant's rights under any outstanding Option without his consent and, without the prior approval of a majority interest of the stockholders: (i) the total number of shares that may be optioned and sold under the Plan may not be increased (except by adjustment pursuant to Item 11); (ii) the expiration date of the Plan may not be extended;
(iii) the class or persons eligible to participate in the Plan may not be changed; (iv) the benefits accruing to the Participants under the Plan may not be materially increased; and (v) the requirements for eligibility to participate in the Plan may not be materially modified.

     21. Term of Plan. The Plan shall be effective as of the date of the adoption of the Plan by the Board and stockholders of the Company and shall expire on April ___, 2012, unless sooner terminated as provided in Item 20 hereof.

     22. General. Except as the same may be governed by the Code and any applicable federal securities laws, the Plan and any Options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware. The granting of an Option shall impose no obligation upon the Participant to exercise such Option. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning or enforceability of any provision of the Plan. All references herein to "Item" or "paragraph" shall mean the appropriately numbered Item or paragraph of the Plan except where reference is made to the Code or any other specified law or instrument.


AS APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY ON APRIL _____, 2002.

      EXHIBIT D TO THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

                     Form of Registration Rights Agreement

                         REGISTRATION RIGHTS AGREEMENT

                          Dated as of _________, 2002

                           MPOWER HOLDING CORPORATION

                                  COMMON STOCK

                               Table of Contents

                                                                            Page
1. Definitions.................................................................1

2. Demand Registration.........................................................3

3. Piggy-Back Registration.....................................................5

4. Reduction of Offering.......................................................6

5. Registration Procedures.....................................................7

6. Registration Expenses......................................................12

7. Indemnification............................................................12

8. Underwritten Registrations.................................................15

9. Miscellaneous..............................................................16

                         REGISTRATION RIGHTS AGREEMENT

          Mpower Holding Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated in the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") and the order, dated __________, 2002 (and entered by the Clerk of the Bankruptcy Court on ____________, 2002), of the Bankruptcy Court confirming the Plan, to issue to each of the holders of the Company's 13% Senior Notes due 2010 (the "Noteholders") and the holders of the Company's Series C and Series D Preferred Stock (collectively, the "Preferred Stockholders"; and together with the Noteholders, the "Holders"), including certain Eligible Holders (as defined below) which are signatories hereto; certain shares of Mpower Holding Common Stock (the "Common Stock"), as defined in the Plan. The Company hereby agrees as follows:

1.   Definitions

          As used in this Registration Rights Agreement (the "Agreement"), the following terms shall have the following meanings:

          Advice: See the last paragraph of Section 5.

          Agreement: See the introductory sentence to this Section 1.

          Business Day: A day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

          Commission: The Securities and Exchange Commission.

          Common Stock: See the introductory paragraph to this Agreement.

          Company: See the introductory paragraph to this Agreement.

          Demand Registration: See Section 2(a).

          Dividend Shares: means Shares issued as dividends on outstanding Shares or Dividend Shares, as the case may be.

          Eligible Holders: means Holders who individually receive in excess of ten percent (10%) of the Common Stock under the Plan.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          Holder: See the introductory paragraph to this Agreement.

          Included Shares: means any Registrable Shares included in a Registration Statement pursuant to this Agreement.

          Indemnified Person: See Section 7(c).

          Indemnifying Person: See Section 7(c).

          Inspectors: See Section 5(o).

          NASD: National Association of Securities Dealers, Inc.

          Noteholder: See the introductory paragraph to this Agreement.

          Participant: See Section 7(a).

          Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          Piggy-Back Registration: See Section 3.

          Plan: See the introductory paragraph to this Agreement.

          Preferred Stockholder: See the introductory paragraph to this Agreement.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Records: See Section 5(o).

          Registrable Shares: (i) any Shares issued or issuable to the Eligible Holders pursuant to the Plan and (ii) any Shares issued or issuable with respect to the Shares referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of Shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Shares, such Shares shall cease to be Registrable Shares upon the earliest to occur of (i) a Registration Statement covering such Shares has been declared effective by the Commission and such Shares have been disposed of in accordance with such effective Registration Statement, (ii) such Shares are eligible for sale to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Shares shall have been otherwise transferred by such Eligible Holder, or (iv) such Shares cease to be outstanding for purposes of the Company's Certificate of Incorporation and By-laws then in effect.

          Registration Statement: Any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          Shares: means shares of the Common Stock. Unless the context otherwise necessitates, when used in this Agreement the term "Shares" shall be deemed to include any and all Dividend Shares that may be outstanding at the time of the application of any of the applicable provision of this Agreement.

          Withdrawal Election: See Section 4(b).

          Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.   Demand Registration

          (a) Request for Registration. Eligible Holders, individually or jointly, may make a written request for registration under the Securities Act of their Registrable Shares (a "Demand Registration"). Any such request will specify the number of Registrable Shares, which may not be less than 50% in aggregate number of outstanding Registrable Shares, proposed to be sold and will also specify the intended method of disposition thereof. Subject to Section 2(b), in no event shall the Company be required to register Registrable Shares pursuant to this Section 2(a) more than two times. Notwithstanding the foregoing, in the event of a request for a Demand Registration made by the Eligible Holders, the Company may either (A) proceed with such Demand Registration pursuant to the provisions of this Section 2 or (B) proceed with a registered primary offering of its securities, in which case the Eligible Holders will have the rights set forth in Section 3 and such offering will not constitute a Demand Registration requested by the Eligible Holders pursuant to this Section 2.

          Upon a demand, the Company will prepare, file and use its reasonable best efforts to file with the Commission within 180 days and cause to be effective within 220 days of such demand a Registration Statement in respect of all the Registrable Shares. The Eligible Holders will pay all registration expenses in accordance with Section 6(b) hereof in connection with each registration of Registrable Shares requested pursuant to this Section 2, and each Eligible Holder shall pay all underwriting, discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Eligible Holder's Registrable Shares pursuant to a Demand Registration effected pursuant to this Section 2.

          Notwithstanding anything to the contrary contained in this Section 2(a), the Company shall not be required to effect a Demand Registration if the Company delivers to the Eligible Holders requesting such Demand Registration an opinion of counsel (such counsel to be reasonably satisfactory to such Eligible Holders) to the effect that the Registrable Shares proposed to be included in such Demand Registration are otherwise freely transferable under the federal securities laws of the United States.

          (b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of Registrable Shares pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Shares pursuant to the registration (for any reason other than the act or omissions of the selling Eligible Holders), such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2 does not remain effective for a period of the earlier of (x) an aggregate of 90 days during which such registration is effective (whether or not consecutive) beyond the initial effective date thereof or (y) until the consummation of the distribution by the selling Eligible Holders of the Included Shares, then the Company shall continue to be obligated to effect an additional registration pursuant to this Section 2. The selling Eligible Holders of Registrable Shares shall be permitted to withdraw all or any part of the Included Shares from a Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Included Shares are withdrawn from the Demand Registration so that such Registration Statement does not cover at least 25% of the outstanding Registrable Shares, the selling Eligible Holders who have not withdrawn their Included Shares shall have the opportunity to include an additional number of Registrable Shares in the Demand Registration so that such Registration Statement covers at least such percentage. If additional Registrable Shares are not so included so that such Registration Statement does not cover at least 25% of the outstanding Registrable Shares, the Company may withdraw the Registration Statement. In the event that a Registration Statement has been filed and the Company withdraws the Registration Statement due to the occurrence of the events specified in the prior two sentences, such withdrawn Registration Statement will count as a Demand Registration unless such revocation occurs following a material adverse change in the Company's business, operations, assets or condition (financial or otherwise), in which case it shall not be considered a Demand Registration for any purpose hereunder.

          (c) Priority in Demand Registrations. If a Demand Registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Shares requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration only the number of Registrable Shares that in the opinion of the managing underwriter(s) can be sold in such registration. In the event that the number of Registrable Shares requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable

Shares to be included in such registration shall be allocated pro rata among all requesting Eligible Holders on the basis of the relative number of Registrable Shares then held by each such Eligible Holder; provided that, any Registrable Shares thereby allocated to any such Eligible Holder that exceed such Eligible Holder's request shall be reallocated among the remaining requesting Eligible Holders in like manner. In the event that the number of Registrable Shares requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration any securities the Company proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

          (d) Selection of Underwriter. If the selling Eligible Holders so elect, the offering of such Registrable Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment banks, who shall be reasonably acceptable to the selling Eligible Holders owning a majority of the Registrable Shares being sold pursuant to such Demand Registration, to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bank(s) and manager(s) to be used in connection with the offering.

          (e) Restrictions on Demand Registration. The Company shall be entitled to (upon written notice to all selling Eligible Holders) for up to one hundred eighty (180) days (i) postpone the filing or the effectiveness or (ii) suspend the effectiveness, of a Registration Statement in respect of a Demand Registration (but no more than once in any period of twelve (12) consecutive months) if the board of directors of the Company, or similar governing body or any duly authorized committee thereof, determines in good faith and in its reasonable judgment that effecting the Demand Registration would have a material adverse effect on any (i) proposal or plan by the Company to engage in any debt or equity offering, other financings, material acquisition or disposition of assets (other than in the ordinary course of business), (ii) merger, consolidation, recapitalization, reorganization, tender offer or other similar transaction, or (iii) other material corporate events. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand Registration pursuant to this Section 2(e), the selling Eligible Holders shall have the right to withdraw such Demand Registration and such Demand Registration shall be deemed to not have been effected as provided in Section 2(b).

          In the event of a suspension by the Company of the effectiveness of a Registration Statement in respect of a Demand Registration, the selling Eligible Holders may not use the Prospectus included therein for offers and sales of Registrable Shares until they either receive a supplemental or amended prospectus pursuant to Section 5(j) hereof or are advised in writing by the Company that use of the prospectus may be resumed.

3.   Piggy-Back Registration

          If at any time the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering by the Company for its own account or for the account of any of its respective securityholders any Common Stock (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or (ii) a registration statement filed in connection with an offer or offering of

Common Stock solely to the Company's existing securityholders, then the Company shall give written notice of such proposed filing to the Eligible Holders as soon as practicable (but in no event less than 10 Business Days before the anticipated filing date), and such notice shall offer such Eligible Holders the opportunity to register such number of Registrable Shares as each such Eligible Holder may request (which request shall be provided within five Business Days after receipt of such notice and shall specify the Registrable Shares intended to be disposed of by such selling Eligible Holder) (a "Piggy-Back Registration"). The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any Common Stock of the Company or any Shares of any other securityholder, in each case, included therein and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method of distribution thereof, except as otherwise provided in Section 4. Any selling Eligible Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any Registration Statement pursuant to this Section 3 by giving written notice to the Company of its request to withdraw no later than 15 Business Days before such Registration Statement becomes effective. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that, the Company shall give prompt notice thereof to participating selling Eligible Holders. The Company will pay all registration expenses in accordance with Section 6(a) hereof in connection with each registration of Registrable Shares requested pursuant to this Section 3, and each Eligible Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Eligible Holder's Registrable Shares pursuant to a Piggy-Back Registration effected pursuant to this Section 3.

          No registration effected under this Section 3, and no failure to effect a registration under this Section 3, shall relieve the Company of its obligation to effect a registration upon the request of Eligible Holders pursuant to Section 2.

4.   Reduction of Offering

          (a) Piggy-Back Registration. If the managing underwriter(s) of any underwritten offering described in Section 3 have informed, in writing, the selling Eligible Holders of the Registrable Shares requesting inclusion in such offering that it is their opinion that the total amount of Common Stock which the Company, the selling Eligible Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the amount to be offered for the account of the selling Eligible Holders and all such other Persons (other than the Company) participating in such registration shall be reduced or limited pro rata in proportion to the respective amount of Shares requested to be registered to the extent necessary to reduce the total amount of Shares requested to be included in such offering to the amount of Shares, if any, recommended by such managing underwriters; provided, however, that if such offering is effected for the account of any securityholder of the Company other than the selling Eligible Holders, pursuant to the demand registration rights of any such securityholder, then the amount of Shares to be offered for the account of the selling Eligible Holders and all other Persons (other than the Company and such securityholders who have exercised their demand registration rights) participating in such registration shall be reduced or limited pro rata in proportion to the respective amount of shares requested to be registered to the extent necessary to reduce the total amount of Shares requested to be included in such offering to the amount of Shares, if any, recommended by such managing underwriters. If a reduction in the Registrable Shares pursuant to this Section 4(a) above would, in the judgment of the managing underwriter(s) or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Shares of the Eligible Holders requested to be included would have on any underwritten offering, such Registrable Shares will be excluded from such offering.

          (b) If, as a result of the proration provisions of this Section 4, any selling Eligible Holder shall not be entitled to include all Registrable Shares in a Piggy-Back Registration that such selling Eligible Holder has requested to be included, such selling Eligible Holder may elect to withdraw his request to include Registrable Shares in such registration (a "Withdrawal Election") within three Business Days of such proration determination; provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a selling Eligible Holder shall no longer have any right to include Registrable Shares in the Registration Statement as to which such Withdrawal Election was made.

5.   Registration Procedures

          Whenever the Eligible Holders have requested that any Registrable Shares be registered pursuant to Section 2 or 3 hereof, the Company will use all reasonable efforts to effect the registration of such Registrable Shares in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such registration, the Company will as expeditiously as possible:

          (a) Prepare and file with the Commission a Registration Statement and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, before filing any Registration Statement or any amendments or supplements thereto, the Company shall, if requested, furnish to and afford the Eligible Holders of the Registrable Shares to be registered pursuant to such Registration Statement and their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Company shall not file any such Registration Statement or any amendments or supplements thereto if the Eligible Holders of a majority in aggregate number of the Registrable Shares covered by such Registration Statement or their counsel shall reasonably object.

          (b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement, as may be necessary to keep such Registration Statement continuously effective for the applicable period provided herein; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the selling Eligible Holders of Registrable Shares or their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing (which notice pursuant to clauses (ii) - (vi) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made), (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Eligible Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of any request by the Commission for amendments or supplements to the a Registration Statement or the prospectus included therein or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,
(iv) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Shares the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 5(n) hereof) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event, the existence of any condition or any information becoming known, in each case known by the Company, that makes any statement made in such Registration Statement or related Prospectus any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

          (e) If reasonably requested by the managing underwriters, if any, or the Eligible Holders of a majority in aggregate number of the Registrable Shares being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Eligible Holders as the managing underwriters, if any, or such Eligible Holders or their counsel reasonably request to be included or made therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

          (f) Furnish to each selling Eligible Holder of Registrable Shares who so requests and to each managing underwriter, if any, who so requests without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits not otherwise publicly available.

          (g) Deliver to each selling Eligible Holder of Registrable Shares and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein not otherwise publicly available as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Eligible Holders of Registrable Shares, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Shares, use its reasonable best efforts to register or qualify, and cooperate with the selling Eligible Holders of Registrable Shares, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Shares, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Eligible Holder, or the managing underwriter or underwriters, if any, reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the applicable Registration Statement; provided that, the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(C) subject itself to taxation in any such jurisdiction where it is not then so subject.

          (i) Facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Eligible Holders may reasonably request.

          (j) Upon the occurrence of any event contemplated by paragraph 5(c)(vi) or 5(c)(vii) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the Commission, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Prior to the effective date of the first Registration Statement relating to the Registrable Shares, (i) provide the transfer agent with printed certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Shares.

          (l) Enter into an underwriting agreement as is customary in underwritten offerings of equity securities similar to the Shares and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Shares and, in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of equity securities similar to the Shares, and confirm the same in writing if and when reasonably requested; (ii) if reasonably requested by the managing underwriter or underwriters, obtain the opinion of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of equity securities similar to the Shares; and (iii) if reasonably requested by the managing underwriter or underwriters, obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of equity securities similar to the Shares. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (m) Make reasonably available for inspection by the selling Eligible Holders, any managing underwriter participating in any disposition of Registrable Shares and one of each of an attorney, accountant and agent retained by the selling Eligible Holders and any such managing underwriter (provided that the managing underwriters may be represented by only one of each of the foregoing persons), if any (collectively, the "Inspectors") at the offices where normally kept, during reasonable business hours, all material financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all material information reasonably requested by any such Inspector in connection with such Registration Statement. Each selling Eligible Holder of such Registrable

Shares and any managing underwriter, if any, will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public.

          (n) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (o) Cooperate with each selling Eligible Holder of Registrable Shares covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD.

          (p) Use its best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by a Registration Statement contemplated hereby.

          The Company may, as a condition to such Eligible Holder's participation in any Registration Statement, require each Eligible Holder of Registrable Shares to (i) furnish to the Company such information regarding the Eligible Holder and the proposed distribution by such Eligible Holder of such Registrable Shares as the Company may from time to time reasonably request in writing, (ii) agree in writing to be bound by this Agreement and (iii) enter into a standard form underwriting agreement. The Company may exclude from such registration the Registrable Shares of any Eligible Holder who fails to furnish such information described in clause (i) of the immediately preceding sentence or enter into the agreements contemplated by clauses (ii) and (iii) of the immediately preceding sentence within a reasonable time after being so requested.

          Each Eligible Holder of Registrable Shares agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii)-(vii), such Eligible Holder will forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus and, in each case, dissemination of such Prospectus until such Eligible Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

6.   Registration Expenses

          (a)  Piggy-Back Registration:

          All fees and expenses incident to the performance of or compliance with Section 3 of this Agreement by the Company shall be borne by the Company whether or not a Registration Statement in respect of a Piggy-Back Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdictions where the holders of Registrable Shares are located)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Eligible Holders of a majority in aggregate number of the Registrable Shares included in any Registration Statement, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in
Section 5(l)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(v) fees and expenses of all other Persons retained by the Company, (vi) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (vii) the expense of any annual or special audit, (viii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, (ix) the fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Registrable Shares which discounts, commissions or taxes shall be paid by Eligible Holders of such Registrable Shares) and (x) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with
Section 3 hereof.

          (b) Demand Registration:

          All fees and expenses incident to the performance of or compliance with Section 2 of this Agreement by the Company shall be borne by the selling Eligible Holders whether or not a Registration Statement in respect of a Demand Registration is filed or becomes effective, including, without limitation, all registration expense items listed in Section 6(a) hereof.

7.   Indemnification

          (a) The Company agrees to indemnify and hold harmless each Eligible Holder of Registrable Shares, the officers, directors, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein; provided, however, that the Company shall not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Shares which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Shares sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (in each case as described in the Registration Statement covered by this Agreement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Participants if reasonably requested by such Participants.

          (b) Each Participant will be required to agree, jointly and severally, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person may, at its option, participate in and assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise except to the extent that the Indemnifying Person is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary,
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, or affiliates of such Persons, and there may be one or more defenses available to such Indemnified Person or Persons that are different from or additional to those available to the Indemnifying Persons, in which case, if such Indemnified Person or Persons notifies the Indemnifying Persons in writing that it elects to employ separate counsel of its choice at the expense of the Indemnifying Persons (in the case of clause (iii) above, the expenses of separate counsel shall be limited to those matters to which there exists a conflict as provided in clause (iii)), the Indemnifying Persons shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Persons. The Indemnifying Person shall not, in any event, unless there exists a conflict among Indemnified Persons, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Shares sold by all such Participants and any such separate firm for the Company, its directors, officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final nonappealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Person.

          (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Shares exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          (g) The agreements contained in this Section 7 shall survive the sale of the Shares pursuant to the Registration Statement covered in this Agreement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

8.   Underwritten Registrations

          If any of the Registrable Shares covered by the registration pursuant to either Section 2 or 3 hereof is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company and reasonably acceptable to the Eligible Holders of a majority in aggregate number of such Registrable Shares included in such offering.

          No Eligible Holder of Registrable Shares may participate in any underwritten registration hereunder unless such Eligible Holder (a) agrees to sell such Eligible Holders Registrable Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.   Miscellaneous

          (a) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Eligible Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof.

          (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Eligible Holders of not less than a majority in aggregate number of the then outstanding Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Eligible Holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Eligible Holders of Registrable Shares may be given by Eligible Holders of at least a majority in aggregate number of the Registrable Shares being tendered or being sold by such Eligible Holders pursuant to such Registration Statement and provided, further, that no such modification, amendment or waiver may treat any Eligible Holder more adversely than any other Eligible Holder without such Eligible Holder's written consent.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

              1. if to an Eligible Holder, at the most current address given by such Eligible Holder to the Company in accordance with the provisions of this Section 10(c), which address initially is, with respect to each Eligible Holder, the address of such Eligible Holder to which confirmation of the issuance of Registrable Shares to such Eligible Holder was first sent by the Company with copies in like manner as follows:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, NY 10005-1418
                  Attention:  Dennis F. Dunne, Esq.
                  Telecopier: (212) 822-5770

               2. if to the Company, as follows:

                  Mpower Holding Corporation
                  175 Sully's Trail, Suite 300
                  Pittsford, NY 14534
                  Attention:  Russell I. Zuckerman,
                              Senior Vice President,
                               General Counsel and Secretary
                  Telecopier: (585) 218-0165

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY 10022-6069
                  Attention:  Douglas P. Bartner, Esq.
                  Telecopier: (212) 848-7179

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Eligible Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Eligible Holder unless and to the extent such successor or assign holds Registrable Shares.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH

OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (i) Entire Agreement. This Agreement is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda among the Eligible Holders of Registrable Shares on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to Mpower Holding Corporation a counterpart hereof, whereupon this Agreement will become a binding agreement among the Company and the Eligible Holders in accordance with its terms.



                                    Very truly yours,


                                    MPOWER HOLDING CORPORATION


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

                                    Eligible Holders

                                    [          ]


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    [          ]


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title: